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As filed with the Securities and Exchange Commission on April 10, 2003

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WILLIS GROUP HOLDINGS LIMITED
TA I LIMITED
TA II LIMITED
TA III LIMITED
TRINITY ACQUISITION LIMITED
TA IV LIMITED
WILLIS GROUP LIMITED
WILLIS PARTNERS
WILLIS NORTH AMERICA INC.
(Exact Name of Registrant
as Specified in its Charter)	Bermuda England & Wales England & Wales England & Wales England & Wales England & Wales England & Wales Delaware Delaware (State or other jurisdiction of incorporation)	98-0352587 98-0351629 98-0395656 98-0395657 98-0198190 98-0338268 98-0199005 62-1761909 13-5654526 (I.R.S. Employee Identification Number)

Ten Trinity Square
London EC3P 3AX, England
+44 20 7488 8111
(Address, including zip code, and telephone number,
including area code, of Registrant's principal executive offices)

William P. Bowden, Jr.
Willis Group Holdings Limited
7 Hanover Square
New York, New York 10004
(212) 344-8888
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:
Edward P. Tolley III
Simpson Thacher & Bartlett
425 Lexington Avenue
New York, New York 10017-3954
(212) 455-2000

          Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective as determined by market conditions and other factors.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  / /

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  /x/

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  / /

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  / /

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  / /

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Aggregate Price Per Security(2)(3)	Proposed Maximum Aggregate Offering Price(1)(2)(3)	Amount of Registration Fee(2)(3)(4)

Debt Securities(4)

Guarantees by Willis Group Holdings Limited, TA I Limited, TA II Limited, TA III Limited, Trinity Acquisition Limited, TA IV Limited, Willis Group Limited and Willis Partners(4)

Preferred Stock, par value $0.000115 per share(5)

Common Stock, par value $0.000115 per share(6)

Warrants(7)

Warrant Units(8)

Stock Purchase Contracts(9)

Stock Purchase Units(9)

Prepaid Stock Purchase Contracts(9)

Total	$500,000,000	$100%	$500,000,000	$40,450

Common Stock, par value $0.000115 per share(10)	20,000,000 shares	$28.051(11)	$570,200,000(11)	$46,129.18

(Continued on following page)

(Continued from previous page)

(1)
The initial public offering price of any debt securities denominated in any foreign currencies or currency units shall be the U.S. dollar equivalent thereof based on the prevailing exchange rates at the respective times such securities are first offered. For debt securities issued with an original issue discount, the amount to be registered is the amount as shall result in aggregate gross proceeds of $500,000,000.
(2)
Pursuant to General Instruction II.D to Form S-3, the Amount to be Registered, Proposed Maximum Aggregate Price Offering Price Per Security and Proposed Maximum Aggregate Offering Price has been omitted for each class of securities which are registered hereby other than the specified shares of common stock to be sold by selling shareholders. See note (10).
(3)
The registration fee for the unallocated securities registered hereby has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended, and reflects the maximum offering price of securities that may be issued rather than the principal amount of any securities that may be issued at a discount. Willis Group Holdings Limited currently has a credit of $20,815.38 in its account for SEC filings, which credit will be applied towards the registration fee for this filing.
(4)
Debt securities may be issued separately or upon exercise of warrants to purchase debt securities which are registered hereby. Debt securities may be issued by Willis Group Holdings Limited, Trinity Acquisition Limited, an indirect wholly-owned subsidiary of Willis Group Holdings Limited, or Willis North America Inc., an indirect wholly-owned subsidiary of Willis Group Holdings Limited. Debt securities issued by Trinity Acquisition Limited will be guaranteed by its direct and indirect parent entities, including Willis Group Holdings Limited. Debt securities issued by Willis North America Inc. will be guaranteed by its direct and indirect parent entities, including Willis Group Holdings Limited.
(5)
An indeterminate number of shares of preferred stock of Willis Group Holdings Limited are covered by this Registration Statement. Shares of preferred stock may be issued (a) separately or (b) upon exercise of warrants to purchase shares of preferred stock which are registered hereby.
(6)
An indeterminate number of shares of common stock of Willis Group Holdings Limited are covered by this Registration Statement. Common stock may be issued (a) separately, (b) upon the conversion of either the debt securities or the shares of preferred stock, each of which are registered hereby or (c) upon exercise of warrants to purchase shares of common stock. Shares of common stock issued upon conversion of the debt securities and the preferred stock will be issued without the payment of additional consideration.
(7)
An indeterminate number of warrants of Willis Group Holdings Limited, each representing the right to purchase an indeterminate number of shares of preferred stock or shares of common stock or amount of debt securities, each of which are registered hereby, are covered by this Registration Statement.
(8)
An indeterminate number of warrant units of Willis Group Holdings Limited are covered by this registration statement. Each warrant unit consists of a warrant under which the holder, upon exercise, will purchase an indeterminate number of shares of common stock or preferred stock or amount of debt securities.
(9)
An indeterminate number of stock purchase contracts, stock purchase units and prepaid stock purchase contracts of Willis Group Holdings Limited, each representing the obligation to purchase an indeterminate number of shares of common stock, which are registered hereby, are covered by this Registration Statement.
(10)
Represents shares of common stock to be sold by certain selling shareholders identified herein or, to the extent applicable, to be named in a prospectus supplement.
(11)
Estimated solely for the purpose of determining the registration fee and calculated in accordance with Rule 457(c) under the Securities Act on the basis of the average of the high and low prices of Willis Group Holdings Limited's common stock on April 8, 2003, as reported on the New York Stock Exchange.

          The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

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The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated April 10, 2003

PROSPECTUS

$500,000,000

WILLIS GROUP HOLDINGS LIMITED

Debt Securities
Preferred Stock
Common Stock
Warrants
Warrant Units
Stock Purchase Contracts
Stock Purchase Units
Prepaid Stock Purchase Contracts

TRINITY ACQUISITION LIMITED

Guaranteed Debt Securities

WILLIS NORTH AMERICA INC.

Guaranteed Debt Securities

WILLIS GROUP HOLDINGS LIMITED

20,000,000 Shares of Common Stock

        We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

        See "Risk Factors" beginning on page 5 for information about risks you should consider before you invest in any of our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated            , 2003.

FORWARD-LOOKING STATEMENTS

        We have included in this prospectus forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that state our intentions, beliefs, expectations or predictions for the future. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated, depending on a variety of factors such as changes in premium rates, the competitive environment, the actual cost of resolution of contingent liabilities, general economic conditions in different countries around the world, fluctuations in currency exchange rates and global equity and fixed income markets and other factors disclosed under "Risk Factors" and elsewhere in this prospectus. Although we believe that the expectations reflected in forward-looking statements are reasonable we can give no assurance that those expectations will prove to have been correct. We assume no obligation to update our forward-looking statements or to advise of changes in the assumptions and factors on which they are based. All forward-looking statements contained in this document are qualified by reference to this cautionary statement.

BERMUDA MONETARY AUTHORITY

        The Bermuda Monetary Authority has classified us as a non-resident of Bermuda for exchange control purposes. Accordingly, the Bermuda Monetary Authority does not restrict our ability to convert currency, other than Bermuda dollars, held for our account to any other currency, to transfer funds in and out of Bermuda or to pay dividends or other forms of payment to non-Bermuda residents who are shareholders or holders of our other securities, other than in Bermuda dollars. The permission of the

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Bermuda Monetary Authority is required for the issue and transfer of our shares and other securities under the Exchange Control Act 1972 of Bermuda and regulations under it.

        We have obtained the permission of the Bermuda Monetary Authority for the issuance of some of our common stock that we may offer as described in this document. In addition, we have obtained the permission of the Bermuda Monetary Authority for the free issue and transferability of some of our common stock. No permission has yet been sought from the Bermuda Monetary Authority in respect of the other securities referred to in this prospectus nor for the conversion of any such securities into shares of our common stock. Approvals or permissions received from the Bermuda Monetary Authority do not constitute a guaranty by the Bermuda Monetary Authority as to our performance or our creditworthiness. Accordingly, in giving those approvals or permissions, the Bermuda Monetary Authority will not be liable for our performance or default or for the correctness of any opinions or statements expressed in this document.

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WHERE YOU CAN FIND MORE INFORMATION ABOUT US

        We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any document we file at the SEC's public reference room at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are available to the public over the Internet at the SEC's web site at www.sec.gov.

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities registered by the registration statement of which this prospectus is a part:

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2002;

  •
  Our Reports on Form 6-K and Form 8-K filed on January 2, January 3, February 12 and February 13, 2003.

        You may also request a copy of any or all of the information that has been incorporated by reference in this prospectus, free of cost, by writing or telephoning us at the following address and telephone number:

        Willis Group Holdings Limited
        c/o Willis Group Limited
        Ten Trinity Square
        London EC3P 3AX England
        Attention: Company Secretary
        Telephone: +44 20 7488 8111

        You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

SUMMARY

        This summary highlights selected information from this prospectus and does not contain all of the information that may be important to you. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To understand the terms of our securities, you should carefully read this document with the applicable prospectus supplement. Together, these documents will give the specific terms of the securities we are offering. You should also read the documents we have incorporated by reference in this prospectus described above under "Where You Can Find More Information About Us".

The Securities We May Offer

        This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under the shelf registration process, Willis Group Holdings Limited may offer from time to time up to $500,000,000 of any of the following securities, either separately or in units with other securities:

  •
  debt securities;

  •
  preferred stock;

  •
  common stock;

  •
  warrants; and

  •
  stock purchase contracts and prepaid stock purchase contracts.

        In addition, all or a portion of such $500,000,000 amount may be debt securities issued by Trinity Acquisition Limited or by Willis North America Inc., each an indirect wholly-owned subsidiary of Willis Group Holdings Limited. Any debt securities issued by Trinity Acquisition Limited will be fully and unconditionally guaranteed by Willis Group Holdings Limited, TA I Limited, TA II Limited and TA III Limited, which collectively comprise all of its direct and indirect parent entities. Any debt securities issued by Willis North America Inc. will be fully and unconditionally guaranteed by Willis Group Holdings Limited, TA I Limited, TA II Limited, TA III Limited, Trinity Acquisition Limited, TA IV Limited, Willis Group Limited and Willis Partners, which collectively comprise all of its direct and indirect parent entities.

        In addition, certain selling shareholders identified herein or, to the extent applicable, in a prospectus supplement may offer and sell from time to time an aggregate of 20,000,000 shares of common stock of Willis Group Holdings Limited. See "Selling Shareholders."

        This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and other terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus.

Debt Securities

        We may offer unsecured general obligations of Willis Group Holdings Limited, which may be either senior, senior subordinated or subordinated, and may be convertible into shares of our common stock. In this prospectus, we refer to the senior debt securities, the senior subordinated debt securities and the subordinated debt securities of Willis Group Holdings Limited as the "Holdings debt securities". The senior debt securities will have the same rank as all of Holdings' other unsecured and unsubordinated debt. The subordinated debt securities and the senior subordinated debt securities will be entitled to payment only after payment of Holdings' senior debt.

        The Holdings debt securities will be issued under one of three indentures between Willis Group Holdings Limited and a trustee. We have summarized general features of the debt securities from the indentures. We encourage you to read the indentures, the form of each of which is an exhibit to the registration statement of which this prospectus is a part.

        We may offer unsecured general obligations of Trinity Acquisition Limited, which may be either senior, senior subordinated or subordinated and may be convertible into shares of our common stock. Any of such debt securities of Trinity Acquisition Limited will be guaranteed by its direct and indirect parent entities, including Willis Group Holdings Limited. In this prospectus, we refer to the senior debt securities, the senior subordinated debt securities and the subordinated debt securities of Trinity Acquisition Limited as the "Trinity debt securities". The Trinity senior debt securities will have the same rank as all of the other unsecured and unsubordinated debt of Trinity Acquisition Limited. The subordinated debt securities and the senior subordinated debt securities of Trinity Acquisition Limited will be entitled to payment only after payment of Trinity Acquisition Limited's senior debt, including guarantees outstanding under our senior credit facility.

        The Trinity debt securities will be issued under one of three indentures among Trinity Acquisition Limited, the guarantors thereto and a trustee. We have summarized general features of the Trinity debt securities from the indentures. We encourage you to read the indentures, the form of each of which is an exhibit to the registration statement of which this prospectus is a part.

        We may also offer unsecured general obligations of Willis North America Inc., which may be either senior, senior subordinated or subordinated and may be convertible into shares of our common stock. Any of such debt securities of Willis North America Inc. will be guaranteed by its direct and indirect parent entities, including Willis Group Holdings Limited. In this prospectus, we refer to the senior debt securities, the senior subordinated debt securities and the subordinated debt securities of Willis North America Inc. as the "Willis North America debt securities", and we refer to the Holdings debt securities, Trinity debt securities and the Willis North America debt securities together as the "debt securities". The Willis North America Inc. senior debt securities will have the same rank as all of the other unsecured and unsubordinated debt of Willis North America Inc. The subordinated debt securities and the senior subordinated debt securities of Willis North America Inc. will be entitled to payment only after payment of Willis North America Inc.'s senior debt, including amounts outstanding under our senior credit facility.

        The Willis North America debt securities will be issued under one of three indentures between the Willis North America Inc., the guarantors thereto and a trustee. We have summarized general features of the Willis North America debt securities from the indentures. We encourage you to read the indentures, the form of each of which is an exhibit to the registration statement of which this prospectus is a part.

Preferred Stock

        We may issue preferred stock, par value $0.000115 per share, of Willis Group Holdings Limited, in one or more series. Our board of directors will determine the dividend, voting, conversion and other rights of the series of preferred stock being offered.

Common Stock

        We may issue common stock, par value $0.000115 per share, of Willis Group Holdings Limited. Holders of common stock are entitled to receive dividends when declared by the board of directors, subject to the rights of holders of preferred stock. Each holder of common stock is entitled to one vote per share. Except as described herein, the holders of common stock have no preemptive rights or cumulative voting rights.

        In addition, certain selling shareholders identified herein or, to the extent applicable, in a prospectus supplement may offer and sell from time to time an aggregate of 20,000,000 shares of common stock of Willis Group Holdings Limited. See "Selling Shareholders."

Warrants and Warrant Units

        We may issue warrants for the purchase of preferred stock or common stock or debt securities of Willis Group Holdings Limited. We may issue warrants independently or together with other securities. We may also issue warrant units. Each warrant unit will consist of a warrant under which the holder, upon exercise, will purchase a specified number of shares of common or preferred stock.

Stock Purchase Contracts, Stock Purchase Units and Prepaid Stock Purchase Contracts

        We may issue stock purchase contracts obligating holders to purchase from us common stock of Willis Group Holdings Limited. We may issue stock purchase contracts independently or together as part of stock purchase units.

RISK FACTORS

Premiums and Commissions—We do not control the premiums on which our commissions are based, and volatility or declines in premiums may seriously undermine our profitability.

        We derive most of our revenues from commissions and fees for brokering and consulting services. We do not determine insurance premiums on which commissions are generally based. Historically, although commercial property and casualty pricing has been increasing over the last year, premiums have been cyclical in nature and have varied widely based on market conditions. From the late 1980s through late 2000, insurance premium rates generally declined as a result of a number of factors, including the expanded underwriting capacity of insurance carriers; consolidation of both insurance intermediaries and insurance carriers; and increased competition among insurance carriers.

        In addition, as traditional risk-bearing insurance carriers continue to outsource the production of premium revenue to non-affiliated agents or brokers such as ourselves, those insurance carriers may seek to reduce further their expenses by reducing the commission rates payable to those insurance agents or brokers. The reduction of these commission rates, along with general volatility and/or declines in premiums, may significantly undermine our profitability.

Claims, Lawsuits and Proceedings—Our business, results of operations, financial condition or liquidity may be materially adversely affected by errors and omissions and the outcome of certain actual and potential claims, lawsuits and proceedings.

        We are subject to various actual and potential claims, lawsuits and proceedings relating principally to alleged errors and omissions in connection with the placement of insurance and reinsurance in the ordinary course of business. Because we often assist our clients with matters, including the placement of insurance coverage and the handling of related claims, involving substantial amounts of money, errors and omissions claims against us may arise which in turn allege our potential liability for all or part of the amounts in question. Claimants can seek large damage awards and these claims can involve potentially significant defense costs. Such claims, lawsuits and proceedings could, for example, include allegations of damages for our employees or sub-agents failing, whether negligently or intentionally, to place coverage or notify claims on behalf of clients, to provide insurance carriers with complete and accurate information relating to the risks being insured or to appropriately apply funds that we hold for our clients on a fiduciary basis. We have established provisions against these items which we believe to be adequate in the light of current information and legal advice, and we adjust such provisions from time to time according to developments.

        While most of the errors and omissions claims made against us have, subject to our self-insured deductibles, been covered by our professional indemnity insurance, our business, results of operations, financial condition and liquidity may be adversely affected if in the future our insurance coverage proves to be inadequate or unavailable or there is an increase in liabilities for which we self-insure. In addition, claims, lawsuits and proceedings may harm our reputation or divert management resources away from operating our business.

        The principal actual or potential claims, lawsuits and proceedings to which we are currently subject are (i) claims relating to services provided by one of our UK subsidiaries, Willis Faber (Underwriting Management) Limited, to another subsidiary, Sovereign Marine & General Insurance Company Limited (In Scheme of Arrangement), that was engaged in insurance underwriting prior to 1991 as well as certain third party insurance companies; (ii) certain liabilities relating to the selling of personal pension plans to individuals in the United Kingdom from 1988 to 1994; (iii) potential claims which could be asserted with respect to our placement of property and casualty insurance for a number of entities which were directly impacted by the September 11, 2001 destruction of New York's World Trade Center complex; (iv) potential claims arising out of various legal proceedings between reinsurers, reinsureds and their reinsurance brokers relating to personal accident excess of loss reinsurance placements for the years 1993 to 1998; and (v) claims relating to activities by a US subsidiary of ours, Baccala and Shoop Insurance Services, prior to 1984 for certain insurance issuing companies.

Regulation—We are subject to insurance industry regulation worldwide. If we fail to comply with regulatory requirements, we may not be able to conduct our business.

        Many of our activities are subject to regulatory supervision in the various countries and jurisdiction in which we are based or our activities are undertaken. We have in the past failed to comply with some of these regulations and future failures to comply by us or our employees may occur. While past failures have resulted in insignificant fines, any failures reported in the future could lead to disciplinary action, including requiring clients to be compensated for loss, the imposition of more substantial fines and the possible revocation of our authorization to operate as well as reputational damage. In addition, changes in legislation or regulations and actions by regulators, including changes in administration and enforcement policies, could from time to time require operational improvements or modifications at various locations which could result in higher costs or hinder our ability to operate our business.

Put and Call Arrangements—We have entered into significant put and call arrangements which may require us to pay substantial amounts to purchase shares in one of our associates. Those payments would reduce our cash flow and the funds available to grow our business.

        In connection with many of our investments in our associates, we retain rights to increase our ownership percentages of these associates over time and, in some cases, the existing owners also have a right to put their shares to us. The put arrangement in place for shares of our associate, Gras Savoye, may require us to pay substantial amounts to purchase those shares, which may cause a significant decrease in our liquidity and the funds available to grow our business.

        The rights under the put arrangement may be exercised through 2011, and if fully exercised, we would be required to buy shares of Gras Savoye, other than those held by its management, possibly increasing our ownership interest by 57% from 33% to 90%. Management shareholders of Gras Savoye, representing approximately 10% of the outstanding shares, do not have general put rights before 2011, but have certain put rights on their death, disability or retirement. Payments in connection with management put rights would not have exceeded $35 million if those rights had been fully exercised at December 31, 2002.

        Until 2005, the incremental 57% of Gras Savoye may be put to us at a price equal to the greater of approximately 800 million French francs ($128 million at December 31, 2002 exchange rates) or a price determined by a contractual formula based on earnings and revenue, which at December 31, 2002 would have amounted to approximately $197 million. After 2005, the put price is determined solely by the formula. The shareholders may put their shares individually at any time during the put period. The amounts we may have to pay in connection with the put arrangements may significantly exceed these estimates.

Competition—Competition in our industry is intense, and if we are unable to compete effectively, we may lose market share and our business may be materially adversely affected.

        We face competition in all fields in which we operate, based on global capability, product breadth, innovation, quality of service and price. We compete with Marsh & McLennan and Aon, the two other providers of global risk management services, as well as with numerous specialist, regional and local firms. If we are unable to compete effectively against these competitors, we will suffer lower revenue, reduced operating margins and loss of market share.

        Competition for business is intense in all our business lines and in every insurance market, and the other two providers of global risk management services have substantially greater market share than we do. Competition on premium rates has also exacerbated the pressures caused by a continuing reduction in demand in some classes of business. For example, insureds have been retaining a greater proportion of their risk portfolios than previously. Industrial and commercial companies have been increasingly relying upon their own subsidiary insurance companies, known as captive insurance companies, self-insurance pools, risk retention groups, mutual insurance companies and other mechanisms for funding their risks, rather than buying insurance. Additional competitive pressures arise from the entry of new market participants, such as banks, accounting firms and insurance carriers themselves, offering risk management or transfer services.

Dependence on Key Personnel—The loss of any member of our senior management, particularly our Chairman and Chief Executive Officer, or a significant number of our brokers could negatively affect our financial plans, marketing and other objectives.

        The loss of or failure to attract key personnel could significantly impede our financial plans, growth, marketing and other objectives. Our success depends to a substantial extent not only on the ability and experience of our senior management, particularly our Chairman and Chief Executive Officer, Joseph J. Plumeri, but also on the individual brokers and teams that service our clients and maintain client relationships. The insurance brokerage industry has in the past experienced intense competition for the services of leading individual brokers and brokerage teams, and we have lost key individuals and teams to competitors in the past. We believe that our future success will depend in large part on our ability to attract and retain additional highly skilled and qualified personnel and to expand, train and manage our employee base. We may not be successful in doing so, because the competition for qualified personnel in our industry is intense.

International Operations—Our significant non-US operations, particularly those in the United Kingdom, expose us to exchange rate fluctuations and various risks that could impact our business.

        A significant portion of our operations is conducted outside the United States. Accordingly, we are subject to legal, economic and market risks associated with operating in foreign countries, including devaluations and fluctuations in currency exchange rates; imposition of limitations on conversion of foreign currencies into pounds sterling or dollars or remittance of dividends and other payments by foreign subsidiaries; hyperinflation in certain foreign countries; imposition or increase of investment and other restrictions by foreign governments; and the requirement of complying with a wide variety of foreign laws.

        We report our operating results and financial condition in US dollars. Our US operations earn revenue and incur expenses primarily in dollars. In the United Kingdom, however, we earn revenue in a number of different currencies, but expenses are almost entirely incurred in pounds sterling. Outside the United States and the United Kingdom, we predominantly generate revenue and expenses in the local currency. The table below details the breakdown of revenues and expenses by currency in 2002.

	Pounds Sterling	US Dollars	Other Currencies
Revenues	14%	57%	29%
Expenses	36%	43%	21%

        Because of devaluations and fluctuations in currency exchange rates or the imposition of limitations on conversion of foreign currencies into dollars, we are subject to currency translation exposure on the profits of our operations, in addition to economic exposure. Furthermore, the mismatch between sterling revenues and expenses creates an exchange exposure. As the pound sterling strengthens, the dollars required to be translated into pounds sterling to cover the net sterling expenses increase, which then causes our results to be negatively impacted. Given these facts, the strength of the pound sterling relative to the US dollar has in the past had a material negative impact on our reported results. This risk could have a material adverse effect on our business financial condition, cash flow and results of operations in the future.

        Our policy is to convert into pounds sterling all revenues arising in currencies other than US dollars together with sufficient US dollar revenues to fund the remaining pounds sterling expenses. Outside the United Kingdom, only those cash flows necessary to fund mismatches between revenues and expenses are converted into local currency; amounts remitted to the United Kingdom are generally converted into pounds sterling. These transactional currency exposures are generally managed by entering into forward exchange contracts. It is our policy to hedge at least 25% of the next 12 months' exposure in significant currencies. We generally do not hedge exposures beyond three years.

Unenforceability of Certain United States Judgments—We are incorporated in Bermuda, and, as a result, it may not be possible for shareholders or holders of other securities to enforce civil liability provisions of the securities laws of the United States.

        We are organized under the laws of Bermuda. A substantial portion of our assets are or may be located outside the United States. As a result it may not be possible for the holders of our common or preferred stock or holders of other securities to effect service of process within the United States upon us or to enforce against us in U.S. courts judgments based on the civil liability provisions of the securities laws of the United States.

        In addition, there is significant doubt as to whether the courts of Bermuda would recognize or enforce judgments of U.S. courts obtained against us or our directors or officers based on the liability provisions of the securities laws of the United States or any state or hear actions brought in Bermuda against us or those persons based on those laws. We have been advised by our legal advisor in Bermuda, Appleby Spurling & Kempe, that the United States and Bermuda do not currently have as treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a U.S. judgment would be enforceable in Bermuda against us or our directors and officers depends on whether the U.S. court that entered the judgment is recognized by the Bermuda Court as having jurisdiction over us or our directors or officers, as determined by reference to the Bermuda conflict of law rules. A judgment debt from a U.S. court that is final and for a sum certain based on U.S. federal securities laws will not be enforceable in Bermuda unless the judgment debtor had submitted to the jurisdiction of the U.S. court, and the issue of submission and jurisdiction is a matter of Bermuda (not U.S.) law.

        In addition to and irrespective of jurisdictional issues, the Bermuda courts will not enforce a U.S. federal securities law that is either penal or contrary to public policy. It is the advice of Appleby Spurling & Kempe that an action brought pursuant to public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, will not be entertained by a Bermuda court. Certain remedies available under the laws of the U.S. jurisdictions, including certain remedies under U.S. federal securities laws, would not be available under Bermuda law or enforceable in a Bermuda court, as they would be contrary to Bermuda public policy. Further, no claim may be brought in Bermuda against us or our directors and officers in the first instance for violation of U.S. federal securities laws because these laws have no extraterritorial jurisdiction under Bermuda law and do not have force of law in Bermuda. A Bermuda court may, however, impose civil liability on us or our directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law.

Difference in Laws—The laws of Bermuda differ from the laws in effect in the United States and may afford less protection to holders of our securities.

        Holders of our common or preferred stock or holders of our other securities may have more difficulty in protecting their interests than would shareholders of a corporation incorporated in a jurisdiction of the United States. We are a Bermuda company and, accordingly, are governed by the

Companies Act 1981 of Bermuda, as amended. The Companies Act differs in certain material respects from laws generally applicable to United States corporations and shareholders, including:

  •
  interested director transactions: Our bye-laws generally allow us to enter into any transaction or arrangement in which any of our directors have an interest. Directors may also participate in a board vote approving a transaction or arrangement in which they have an interest, so long as they have disclosed that interest. United States companies are generally required to obtain the approval of a majority of disinterested directors or the approval of shareholders before entering into any transaction or arrangement in which any of their directors have an interest, unless the transaction or arrangement is fair to the company at the time it is authorized by the company's board or shareholders.

  •
  business combinations with interested shareholders: United States companies in general may not enter into business combinations with interested shareholders, namely certain large shareholders and affiliates, unless the business combination had been approved by the board in advance or by a supermajority of shareholders or the business combination meets specified conditions. There is no similar law in Bermuda.

  •
  shareholder suits: The circumstances in which a shareholder may bring a derivative action in Bermuda are significantly more limited than in the United States. In general, under Bermuda law, derivative actions are permitted only when the act complained of is alleged to be beyond the corporate power of the company, is illegal or would result in the violation of the company's memorandum of association or bye-laws. In addition, Bermuda courts would consider permitting a derivative action for acts that are alleged to constitute a fraud against the minority shareholders or, for instance, acts that require the approval of a greater percentage of the company's shareholders than those who actually approved them.

  •
  limitations on directors' liability: Our bye-laws provide that each shareholder agrees to waive any claim or right of action he or she may have, whether individually or in the right of the company, against any director, except with respect to claims or rights of action arising out of the fraud or dishonesty of a director. In general, U.S. companies may limit the personal liability of their directors as long as they acted in good faith and without knowing violation of law.

THE WILLIS GROUP

        Willis Group Holdings Limited is the ultimate holding company for the Willis Group. We trace our history to 1828 and are one of the largest insurance brokers in the world.

        Willis Group Holdings Limited was incorporated in Bermuda on February 8, 2001 as an exempted company under the Companies Act 1981 of Bermuda, as amended, for the sole purpose of redomiciling the ultimate parent company of the Willis Group (comprised of TA I Limited and subsidiaries) from the United Kingdom to Bermuda. We completed an initial public offering of approximately 16% of our shares in June 2001. In November 2001 and May 2002 approximately 12% and 15% of our shares were publicly sold through secondary public offerings.

        We provide a broad range of value-added risk management consulting and insurance brokerage services to in excess of 50,000 clients worldwide. We have significant market positions in the United States, in the United Kingdom and, directly and through our associates, in many other countries. We are one of three recognized leaders in providing specialized risk management advisory and other services on a global basis to clients in various industries including the aerospace, marine, construction and energy industries. In our capacity as an advisor and insurance broker, we act as an intermediary between our clients and insurance carriers by advising our clients on their risk management requirements; helping clients determine the best means of managing risk; and negotiating and placing insurance risk with insurance carriers through our global distribution network. We also provide other value added services.

        We assist clients in the assessment of their risks, advise on the best ways of transferring suitable risk to the global insurance and reinsurance markets, and then execute the transactions at the most appropriate available price for our client. Our global distribution network enables us to place the risk in the most appropriate insurance or reinsurance market worldwide. We also offer clients a broad range of services to help them to identify and control their risks. These services range from strategic risk consulting (including providing actuarial analyses) to a variety of due diligence services to the provision of practical on-site risk control services (such as health and safety or property loss control consulting). We also assist clients in planning how to manage incidents or crises when they occur. These services include contingency planning, security audits and product tampering plans. We are not an insurance company and therefore we do not underwrite insurance risks for our own account.

        We and our associates serve a diverse base of clients located in approximately 180 countries. Those clients include major multinational and middle-market companies in a variety of industries, as well as public institutions. Many of our client relationships span decades. With approximately 13,000 employees around the world and a network of about 300 offices in some 80 countries, in each case including our associates, we are one of only three insurance brokers in the world possessing the global operating presence, broad product expertise and extensive distribution network necessary to meet effectively the global risk management needs of many of our clients.

RATIO OF EARNINGS TO FIXED CHARGES AND OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The following table shows the consolidated ratio of earnings to fixed charges and of earnings to combined fixed charges and preferred stock dividends of Willis Group Holdings Limited or its predecessor for each of the five most recent fiscal years.

	1998		1999		2000	2001	2002
Ratio of earnings to fixed charges	—	(a)	—	(a)	1.6	1.7	4.9
Ratio of earnings to combined fixed charges and preferred stock dividends	—	(b)	—	(b)	1.2	1.4	4.9

(a)
Earnings were insufficient to cover fixed charges for the fiscal year ended December 31, 1998 by $46 million and for the fiscal year ended December 31, 1999 by $108 million; therefore, the ratio for those fiscal years is less than one-to-one and is not shown.

(b)
Earnings were insufficient to cover combined fixed charges and preferred stock dividends for the fiscal year ended December 31, 1998 by $57 million and for the fiscal year ended December 31, 1999 by $143 million; therefore, the ratio for those fiscal years is less than one-to-one and is not shown.

USE OF PROCEEDS

        We will use the net proceeds that we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement for general corporate purposes. General corporate purposes may include repayment of debt, capital expenditures, possible acquisitions and any other purposes that may be stated in any prospectus supplement. The net proceeds may be invested temporarily or applied to repay short-term debt until they are used for their stated purpose.

        We will not receive any net proceeds from the sale of any shares of common stock offered by the selling shareholders.

DESCRIPTION OF DEBT SECURITIES

        This section explains the provisions of the debt securities that we may offer and sell by this prospectus. The particular terms of the debt securities offered, including any changes from these terms, will be described in a prospectus supplement relating to those debt securities.

        The debt securities will be governed by the applicable indentures. The indentures gives us broad authority to set the particular terms of each series of debt securities, including the right to modify certain of the terms contained in the indentures. The applicable indentures contain the full legal text of the matters described in this section. Because this section is a summary, it does not describe every provision of the debt securities or the indentures. This summary is subject to and qualified in its entirety by reference to all the provisions of the applicable indenture, including definitions of terms used in such indenture. You should read the applicable indenture, including the defined terms, and the particular terms of the debt securities for provisions that may be important to you. You should read the prospectus supplement relating to a series of debt securities for more information about the terms of a particular series of debt securities, including variations from the terms described in this prospectus. This summary is subject to and qualified by reference to the description of the particular terms of the debt securities in the applicable prospectus supplement.

        The Holdings debt securities will be general unsecured obligations of Willis Group Holdings Limited. The Holdings senior debt securities will be senior to all subordinated debt of Willis Group Holdings Limited. The Holdings senior debt securities will rank equally with other unsecured, unsubordinated debt of Willis Group Holdings Limited.

        The Holdings senior subordinated debt securities will be subordinate to any Holdings senior debt and to certain other debt obligations of Willis Group Holdings Limited that may be outstanding. The Holdings senior subordinated debt securities will rank equally with certain other senior subordinated debt of Willis Group Holdings Limited that may be outstanding and senior to certain subordinated debt of Willis Group Holdings Limited that may be outstanding, including any Holdings subordinated debt securities.

        The Holdings subordinated debt securities will be subordinate in right of payment to any Holdings senior debt, to Holdings senior subordinated debt securities and to certain other obligations of Willis Group Holdings Limited and will rank equally with certain other subordinated debt of Willis Group Holdings Limited. None of the Holdings debt securities will be guaranteed unless otherwise described in the applicable prospectus supplement.

        The Holdings senior debt securities are to be issued under a senior indenture to be executed between Willis Group Holdings Limited and JPMorgan Chase Bank. We refer to this indenture as the "Holdings senior indenture". Holdings senior subordinated debt securities are to be issued under a senior subordinated indenture to be executed by Willis Group Holdings Limited and The Bank of New York, as trustee. We refer to this indenture as the "Holdings senior subordinated indenture". Holdings subordinated debt securities are to be issued under a subordinated indenture to be executed by Willis Group Holdings Limited and Citibank, N.A., as trustee. We refer to this indenture as the "Holdings subordinated indenture". In this prospectus, the Holdings senior indenture, the Holdings senior subordinated indenture and the Holdings subordinated indenture are sometimes collectively referred to as the "Holdings indentures" and the trustees thereunder are sometimes collectively referred to as the "Holdings trustees" and individually as a "Holdings trustee".

        The Trinity debt securities will be general unsecured obligations of Trinity Acquisition Limited. The Trinity senior debt securities will be senior to all subordinated debt of Trinity Acquisition Limited, including any outstanding Trinity senior subordinated debt securities and Trinity subordinated debt securities. The Trinity senior debt securities will rank equally with other unsecured, unsubordinated debt of Trinity Acquisition Limited.

        The Trinity senior subordinated debt securities will be subordinated to any Trinity senior debt securities and to other certain debt obligations of Trinity Acquisition Limited that may be outstanding, including guarantees outstanding under our senior credit facility. The Trinity senior subordinated debt securities will rank equally with certain other senior subordinated debt of Trinity Acquisition Limited that may be outstanding and senior to certain subordinated debt of Trinity Acquisition Limited that may be outstanding, including any Trinity subordinated debt securities.

        The Trinity subordinated debt securities will be subordinated in right of payment to any Trinity senior debt securities, including guarantees outstanding under our senior credit facility, and Trinity senior subordinated debt securities and to certain other obligations of Trinity Acquisition Limited and will rank equally with certain other subordinated debt of Trinity Acquisition Limited.

        The Trinity debt securities will be fully and unconditionally guaranteed by Willis Group Holdings Limited, TA I Limited, TA II Limited and TA III Limited, which collectively comprise all of the direct and indirect parent entities of Trinity Acquisition Limited.

        The Trinity senior debt securities will be issued under a senior indenture to be executed among Trinity Acquisition Limited, Willis Group Holdings Limited, TA I Limited, TA II Limited and TA III Limited, as guarantors, and JPMorgan Chase Bank, as trustee. We refer to this indenture as the "Trinity senior indenture". The Trinity senior subordinated debt securities will be issued under a senior subordinated indenture to be executed between Trinity Acquisition Limited, Willis Group Holdings Limited, TA I Limited, TA II Limited and TA III Limited, as guarantors, and The Bank of New York, as trustee. We refer to this indenture as the "Trinity senior subordinated indenture". The Trinity subordinated debt securities will be issued under a subordinated indenture to be executed between Trinity Acquisition Limited, Willis Group Holdings Limited, TA I Limited, TA II Limited and TA III Limited, as guarantors, and Citibank, N.A., as trustee. We refer to this indenture as the "Trinity subordinated indenture". The Trinity senior indenture, the Trinity senior subordinated indenture and the Trinity subordinated indenture are sometimes referred to individually as a "Trinity indenture" and collectively as the "Trinity indentures" and the trustees thereunder are sometimes collectively referred to as the "Trinity trustees" and individually as a "Trinity trustee".

        The Willis North America debt securities will be general unsecured obligations of Willis North America Inc. The Willis North America senior debt securities will be senior to all subordinated debt of Willis North America Inc., including any outstanding Willis North America senior subordinated debt securities, including its existing 9% senior subordinated notes due 2009, and any Willis North America subordinated debt securities. The Willis North America senior debt securities will rank equally with other unsecured, unsubordinated debt of Willis North America Inc.

        The Willis North America senior subordinated debt securities will be subordinated to any Willis North America senior debt securities and to other certain debt obligations of Willis North America Inc. that may be outstanding, including amounts outstanding under our senior credit facility. The Willis North America senior subordinated debt securities will rank equally with certain other senior subordinated debt of Willis North America Inc. that may be outstanding, including its existing 9% senior subordinated notes due 2009, and senior to certain subordinated debt of Willis North America Inc. that may be outstanding, including any Willis North America subordinated debt securities.

        The Willis North America subordinated debt securities will be subordinated in right of payment to any Willis North America senior debt securities, including amounts outstanding under our senior credit facility, and Willis North America senior subordinated debt securities and to certain other obligations of Willis North America Inc., including its existing 9% senior subordinated notes due 2009 and will rank equally with certain other subordinated debt of Willis North America Inc.

        The Willis North America debt securities will be fully and unconditionally guaranteed by Willis Group Holdings Limited, TA I Limited, TA II Limited, TA III Limited, Trinity Acquisition Limited,

TA IV Limited, Willis Group Limited and Willis Partners, which collectively comprise all of the direct and indirect parent entities of Willis North America Inc.

        The Willis North America senior debt securities will be issued under a senior indenture to be executed between Willis North America Inc., Willis Group Holdings Limited, TA I Limited, TA II Limited, TA III Limited, Trinity Acquisition Limited, TA IV Limited, Willis Group Limited and Willis Partners, as guarantors, and JPMorgan Chase Bank, as trustee. We refer to this indenture as the "Willis North America senior indenture". The Willis North America senior subordinated debt securities will be issued under a senior subordinated indenture to be executed between Willis North America Inc., Willis Group Holdings Limited, TA I Limited, TA II Limited, TA III Limited, Trinity Acquisition Limited, TA IV Limited, Willis Group Limited and Willis Partners, as guarantors, and The Bank of New York, as trustee. We refer to this indenture as the "Willis North America senior subordinated indenture". The Willis North America subordinated debt securities will be issued under a subordinated indenture to be executed between Willis North America Inc., Willis Group Holdings Limited, TA I Limited, TA II Limited, TA III Limited, Trinity Acquisition Limited, TA IV Limited, Willis Group Limited and Willis Partners, as guarantors, and Citibank, N.A., as trustee. We refer to this indenture as the "Willis North America subordinated indenture". The Willis North America senior indenture, the Willis North America senior subordinated indenture and the Willis North America subordinated indenture are sometimes referred to individually as a "Willis North America indenture" and collectively as the "Willis North America indentures" and the trustees thereunder are sometimes collectively referred to as the "Willis North America trustees" and individually as a "Willis North America trustee".

        The Holdings senior indenture, the Trinity senior indenture and the Willis North America senior indenture are sometimes referred to individually as a "senior indenture" and collectively as the "senior indentures". The Holdings senior subordinated indenture, the Trinity senior subordinated indenture and the Willis North America senior subordinated indenture are sometimes referred to individually as a "senior subordinated indenture" and collectively as the "senior subordinated debt indentures". The Holdings senior indenture, the Trinity subordinated indenture and the Willis North America subordinated indenture are sometimes referred to individually as a "subordinated indenture" and collectively as the "subordinated indentures". The Holdings indentures, the Trinity indentures and the Willis North America indentures are sometimes referred to individually as an "indenture" and collectively as the "indentures". The Holdings trustees, the Trinity trustees and the Willis North America trustees are sometimes referred to individually as a "trustee" and collectively as "trustees".

        The indentures are substantially identical, except for provisions relating to guarantees, conversion and subordination. For purposes of the summaries below, the term "issuer" shall refer to Willis Group Holdings Limited in the case of Holdings debt securities, Trinity Acquisition Limited in the case of Trinity debt securities and Willis North America Inc. in the case of Willis North America debt securities. The term "guarantor" shall refer to each guarantor under the applicable Trinity indenture or Willis North America indenture, as the case may be.

        The Holdings senior debt securities, the Trinity senior debt securities and the Willis North America senior debt securities may be referred to collectively as "senior debt securities". The Holdings senior subordinated debt securities, the Trinity senior subordinated debt securities and the Willis North America senior subordinated debt securities may be referred to collectively as "senior subordinated debt securities". The Holdings subordinated debt securities, the Trinity subordinated debt securities and the Willis North America subordinated debt securities may be referred to collectively as "subordinated debt securities".

General

        The indentures do not limit the aggregate principal amount of debt securities which may be issued. The indentures also provide that debt securities may be issued in one or more series, in such form or forms, with such terms and up to the amount authorized by the applicable issuer, in each case as established from time to time in or pursuant to a resolution of our board of directors and set forth in an officers' certificate or established in one or more supplemental indentures. All debt securities of one series need not be issued at the same time, and, unless otherwise provided, any series may be reopened, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series.

        Reference is made to the prospectus supplement for the following terms of any offered debt securities:

  •
  the identity of the issuer and the guarantors, if applicable;

  •
  the designation (including whether they are senior debt securities, senior subordinated debt securities or subordinated debt securities and whether such debt securities are convertible), aggregate principal amount and authorized denominations of the offered debt securities;

  •
  the percentage of their principal amount at which such offered debt securities will be issued;

  •
  any limit on the aggregate principal amount of the debt securities;

  •
  the date or dates on which the offered debt securities will mature or the method of determination thereof;

  •
  the rate or rates (which may be fixed or variable) at which the offered debt securities will bear interest, if any, or the method by which such rate or rates shall be determined, any reset features of the rates and the date or dates from which such interest will accrue or the method by which such date or dates shall be determined;

  •
  the dates on which any such interest will be payable and the regular record dates for such interest payment dates;

  •
  any mandatory or optional sinking fund or purchase fund or similar provisions;

  •
  if applicable, the period or periods within which and the price or prices at which the offered debt securities may be redeemed at the option of the applicable issuer pursuant to any optional or mandatory redemption provisions or may be repurchased at the option of the holder of the offered debt securities, and the other redemption or repurchase terms;

  •
  if applicable, the terms and conditions upon which the offered debt securities may be convertible into common stock, including the initial conversion rate, the conversion period and any other provision;

  •
  if other than denominations of $1,000 and integral multiples thereof, the denominations in which debt securities of the series shall be issuable;

  •
  if other than the principal amount of the offered debt securities, the portion of the principal amount which shall be payable upon declaration of acceleration of maturity of the offered securities;

  •
  whether such offered debt securities shall be subject to defeasance and under what terms;

  •
  any events of default provided with respect to the offered debt securities that are in addition to or different from those explained here;

  •
  any subordination terms that are in addition to or different from those explained here;

  •
  any guarantee terms that are in addition to or different from those explained here; and

  •
  any other terms of the offered debt securities.

        Unless otherwise indicated in the prospectus supplement, the principal of, premium and interest on the offered debt securities will be payable, and exchanges and transfers of the debt securities will be handled, at the applicable trustee's corporate trust office. The applicable issuer will have the option to pay interest by check mailed to the holder's address as it appears in the security register.

        No service charge will be made for any registration of transfer or exchange of the offered debt securities, but the applicable issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with an exchange or transfer.

        Debt securities may be issued under an indenture as original issue discount securities to be offered and sold at a substantial discount from the principal amount thereof. Special federal income tax, accounting and other considerations applicable to any such original issue discount securities will be described in the prospectus supplement.

Ranking

        The payment of the principal of premium, if any, and interest on, the senior subordinated debt securities and the subordinated debt securities will be subordinated, as set forth in the senior subordinated or subordinated indentures, in right of payment, to the prior payment in full of all senior indebtedness, whether outstanding on the date of the applicable indenture or thereafter incurred.

        Except as set forth in the applicable prospectus supplement, upon any distribution to creditors of an issuer or a guarantor in a liquidation or dissolution of such issuer or guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to it or its property, an assignment for the benefit of creditors or any marshalling of its assets and liabilities, the holders of senior indebtedness will be entitled to receive payment in full in cash or cash equivalents of such senior indebtedness and all outstanding letter of credit obligations will be fully cash collateralized before the holders of the debt securities will be entitled to receive any payment with respect to the senior subordinated debt securities or the subordinated debt securities, and until all senior indebtedness is paid in full in cash or cash equivalents, any distribution to which the holders of the debt securities would be entitled shall be made to the holders of senior indebtedness, except that holders of the senior subordinated debt securities or the subordinated debt securities may receive

  (1)
  shares of capital stock and any securities representing indebtedness that are subordinated at least to the same extent as the senior subordinated debt securities or the subordinated debt securities to

  •
  senior indebtedness and

  •
  any securities issued in exchange for senior indebtedness and

  (2)
  payments made from the trust referred to under "Satisfaction and Discharge of Indenture; Defeasance".

        An issuer or a guarantor also may not make any payment upon or in respect of the senior subordinated debt securities or the subordinated debt securities, except in such subordinated securities or from the trust referred to under "Satisfaction and Discharge of Indenture; Defeasance", if

  (1)
  a default in the payment of the principal of, premium, if any, or interest on, or of unreimbursed amounts under drawn letters of credit or in respect of bankers' acceptances or fees relating to letters of credit or bankers' acceptances constituting, designated senior indebtedness occurs and is continuing beyond any applicable period of grace, a payment default, or

  (2)
  any other default occurs and is continuing with respect to designated senior indebtedness that permits holders of the designated senior indebtedness as to which such default relates to accelerate its maturity without further notice, except such notice as may be required to effect such acceleration, or the expiration of any applicable grace periods, a non-payment default, and the applicable trustee receives a payment blockage notice with respect to such default from a representative of holders of such designated senior indebtedness.

        Payments on the senior subordinated debt securities or the subordinated debt securities, as the case may be, including any missed payments, may and shall be resumed:

  (1)
  in the case of a payment default, upon the date on which such default is cured or waived or shall have ceased to exist or such designated senior indebtedness shall have been discharged or paid in full in cash or cash equivalents and all outstanding letter of credit obligations shall have been fully cash collateralized; and

  (2)
  in case of a nonpayment default, the earlier of

  •
  the date on which such nonpayment default is cured or waived,

  •
  179 days after the date on which the applicable payment blockage notice is received, each such period, the payment blockage period, or

  •
  the date such payment blockage period shall be terminated by written notice to the applicable trustee from the requisite holders of such designated senior indebtedness necessary to terminate such period or from their representative.

No new payment blockage period may be commenced until 365 days have elapsed since the effectiveness of the immediately preceding payment blockage notice. However, if any payment blockage notice within such 365-day period is given by or on behalf of any holders of designated senior indebtedness, other than the agent under our senior credit facility, the agent under our senior credit facility may give another payment blockage notice within such period. In no event, however, may the total number of days during which any payment blockage period or periods is in effect exceed 179 days in the aggregate during any 365 consecutive day period. No nonpayment default that existed or was continuing on the date of delivery of any payment blockage notice to the applicable trustee shall be, or be made, the basis for a subsequent payment blockage notice unless such default shall have been cured or waived for a period of not less than 90 days.

        If an issuer or a guarantor fails to make any payment on the senior subordinated debt securities or the subordinated debt securities when due or within any applicable grace period, whether or not on account of the payment blockage provision referred to above, such failure would constitute an event of default under the applicable indenture and would enable the holders of the senior subordinated debt securities or the subordinated debt securities to accelerate the maturity of such debt securities.

        The applicable indenture will further require that an issuer or a guarantor promptly notify holders of senior indebtedness if payment of the senior subordinated debt securities or the subordinated debt securities is accelerated because of an event of default.

        "Designated senior indebtedness" means:

  •
  senior indebtedness under our senior credit facility (including any amendments, replacements or refinancings thereof) and, in the case of the subordinated debt securities of Willis North America, the existing 9% senior subordinated notes due 2009; and

  •
  any other senior indebtedness permitted under the applicable indenture the principal amount of which is $25.0 million or more and that has been designated by an issuer as designated senior indebtedness.

        "Senior indebtedness" means:

  (1)
  the obligations under our senior credit facility; and

  (2)
  the obligations under any other indebtedness permitted to be incurred by an issuer under the terms of the applicable indenture, unless the instrument under which such indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the senior subordinated debt securities or the subordinated debt securities, as the case may be, including, with respect to clauses (1) and (2), interest accruing subsequent to the filing of, or which would have accrued but for the filing of, a petition for bankruptcy, in accordance with and at the rate specified in the documents evidencing or governing such senior indebtedness, whether or not such interest is an allowable claim in such bankruptcy proceeding.

        Notwithstanding anything to the contrary in the foregoing, senior indebtedness will not include:

  •
  any liability for federal, state, local or other taxes owed or owing by an issuer;

  •
  any obligation of an issuer to its direct or indirect parent corporations or to any of its subsidiaries;

  •
  any accounts payable or trade liabilities, including obligations in respect of funds held for the account of third parties, arising in the ordinary course of business, including guarantees thereof or instruments evidencing such liabilities, other than obligations in respect of letters of credit under our senior credit facility;

  •
  any indebtedness that is incurred in violation of the applicable indenture;

  •
  indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to an issuer;

  •
  in the case of the subordinated debt securities, any indebtedness, guarantee or obligation of an issuer which is subordinate or junior to any other indebtedness, guarantee or obligation of such issuer;

  •
  indebtedness evidenced by the subordinated debt securities and, in the case of the senior subordinated debt securities, indebtedness evidenced by the senior subordinated debt securities; and

  •
  capital stock of an issuer.

        "Senior Indebtedness" of an issuer or any guarantor of the senior subordinated debt securities or the subordinated debt securities has a correlative meaning.

Conversion Rights

        The prospectus supplement will provide whether the offered debt securities will be convertible and, if so, the initial conversion price or conversion rate at which such convertible debt securities will be convertible into shares of Willis Group Holdings Limited common stock. The holder of any convertible debt security will have the right exercisable at any time during the time period specified in the prospectus supplement, unless previously redeemed by Willis Group Holdings Limited, to convert such debt security at the principal amount (or, if such debt security is an original issue discount security, such portion of the principal amount thereof as is specified in the terms of such debt security) into shares of common stock at the conversion price or conversion rate set forth in the prospectus supplement, subject to adjustment. The holder of a convertible debt security may convert a portion of the debt security which is $1,000 or any integral multiple of $1,000. In the case of debt securities called for redemption, conversion rights will expire at the close of business on the date fixed for the redemption as may be specified in the prospectus supplement, except that in the case of redemption at the option of the holder, if applicable, such right will terminate upon receipt of written notice of the exercise of the option.

        In certain events, the conversion rate will be subject to adjustment as set forth in the applicable indenture. Such events may include:

  •
  the issuance of shares of any class of capital stock of Willis Group Holdings Limited as a dividend on the common stock into which the debt securities of such series are convertible;

  •
  subdivisions, combinations and reclassifications of the common stock into which debt securities of such series are convertible;

  •
  the issuance to all holders of common stock into which debt securities of such series are convertible of rights or warrants entitling the holders (for a period not exceeding 45 days) to subscribe for or purchase shares of common stock at a price per share less than the current market price per share of common stock (as defined in the indentures); and

  •
  the distribution to all holders of common stock of evidences of debt of Willis Group Holdings Limited or of assets (excluding cash dividends paid from retained earnings and dividends payable in common stock for which adjustment is made as referred to above) or subscription rights or warrants (other than those referred to above).

        No adjustment of the conversion price or conversion rate will be required unless an adjustment would require a cumulative increase or decrease of at least 1% in such price or rate. Fractional shares of common stock will not be issued upon conversion, but Willis Group Holdings Limited will pay a cash adjustment for it. Convertible debt securities surrendered for conversion between the record date for an interest payment, if any, and the interest payment date (except convertible debt securities called for redemption on a redemption date during such period) must be accompanied by payment of an amount equal to the interest which the registered holder is to receive.

Defaults, Notice and Waiver

        The following are events of default under the indentures with respect to debt securities of any series issued thereunder:

  •
  default in the payment of interest on any debt security of that series when due continued for 30 days (whether or not such payment is prohibited by the subordination provisions, if any, of the indenture);

  •
  default in the payment of the principal of (or premium, if any on) any debt security of that series at its maturity (whether or not payment is prohibited by the subordination provisions, if any, of the indenture);

  •
  default in the deposit of any sinking fund payment, when due by the terms of any debt security of that series (whether or not payment is prohibited by the subordination provisions, if any, of the indenture);

  •
  default in the performance, or breach, of any other covenant of Trinity or any of its restricted subsidiaries, in the case of Trinity debt securities or Willis North America debt securities, Holdings or any of its restricted subsidiaries, in the case of Holdings debt securities, or any guarantor specified in the indenture or any debt security of that series (other than a covenant a default in whose performance or whose breach is elsewhere dealt with or which has been included in the indenture solely for the benefit of debt securities other than that series), continued for 90 days after written notice from the trustee or the holders of 25% or more in principal amount of the debt securities of such series outstanding;

  •
  certain events of bankruptcy, insolvency or reorganization;

  •
  any guarantee shall for any reason cease to exist or shall not be in full force and effect enforceable in accordance with its terms; and

  •
  any other event of default provided with respect to debt securities of that series.

        If an event of default with respect to debt securities of any series at the time outstanding shall occur and be continuing, the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the unpaid principal balance immediately due and payable. However, any time after a declaration of acceleration with respect to debt securities of any series has been made and before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of outstanding debt securities of that series may, by written notice rescind and annul such acceleration under certain circumstances. For information as to waiver of defaults, see "Modification and Waiver" below.

        Reference is made to the prospectus supplement relating to any series of offered debt securities which are original issue discount securities for the particular provision relating to acceleration of the maturity of a portion of the principal amount of such original issue discount securities upon the occurrence of an event of default and the continuation thereof.

        The applicable issuer and, in the case of Willis North America debt securities, Trinity Acquisition Limited must file annually with each trustee an officers' certificate stating whether or not the issuer is in default in the performance and observance of any of the terms, provisions and conditions of the respective indenture and, if so, specifying the nature and status of the default.

        Each indenture provides that the trustee, within 90 days after the occurrence of a default, will give by mail to all holders of debt securities of any series notice of all defaults with respect to such series known to it, unless such default has been cured or waived; but, in the case of a default in the payment of the principal of (or premium, if any) or interest on any debt security of such series or in the payment of any sinking fund or similar obligation installment with respect to debt securities of such series, the trustee shall be protected in withholding such notice if the board of directors or such committee of directors as designated in such indenture or responsible officer of the trustee in good faith determines that the withholding of such notice is in the interest of such holders.

        Each indenture contains a provision entitling the trustee to be indemnified by holders of debt securities before proceeding to exercise any right or power under such indenture at the request of any such holders. Each indenture provides that the holders of a majority in principal amount of the then outstanding debt securities of any series may, subject to certain exceptions, direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee regarding the debt securities of such series. The right of a holder to institute a proceeding with respect to each indenture is subject to certain conditions precedent including notice and indemnity to the trustee, but the holder has an absolute right to receipt of principal and interest when due and to institute suit for payment of principal and interest.

Covenants

  Consolidation, Merger and Sale of Assets

        Unless otherwise indicated in the prospectus supplement relating to offered debt securities, the applicable issuer and, in the case of Willis North America debt securities, Trinity Acquisition Limited, without the consent of any holder of outstanding debt securities, may consolidate with or merge into any other corporation, or convey, transfer or lease its properties and assets substantially as an entirety to, any person, provided that the corporation formed by such consolidation or into which the applicable issuer or, in the case of Willis North America debt securities, Trinity Acquisition Limited is merged or the person which acquires by conveyance or transfer or which leases the properties and assets of the applicable issuer or Trinity Acquisition Limited, as the case may be, substantially as an entirety is a corporation organized under the laws of any United States jurisdiction or the jurisdiction of organization of such issuer or Trinity Acquisition Limited, as the case may be, and expressly assumes the applicable issuer's or Trinity Acquisition Limited's obligations, as the case may be, on the debt securities and under the indenture, that after giving effect to the transaction, no event of default shall have happened and be continuing, and that certain other conditions are met.

  Other Covenants

        The prospectus supplement relating to offered debt securities will describe any other material covenants in respect of a series of debt securities. Unless otherwise indicated in the applicable prospectus supplement, any covenants applicable to the Holdings debt securities will be binding on Holdings and its restricted subsidiaries and any covenants applicable to the Trinity debt securities or the Willis North America debt securities will be binding on Trinity and its restricted subsidiaries, with the exception of any covenant regarding filing reports under the Securities Exchange Act of 1934, as amended, which will be binding on Willis Group Holdings Limited. Other than the covenant included in the indentures described under "Consolidation, Merger and Sale of Assets" above or any covenant described in the applicable prospectus supplement, the debt securities will not have the benefit of any covenants that limit or restrict our business or operations or the incurrence of additional indebtedness by the applicable issuer or any guarantor, and there are no covenants or other provisions in the indenture providing for a put or increased interest or otherwise that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control transaction or a highly leveraged transaction.

Modification and Waiver

        Modification and amendments of the indentures may be made by the applicable issuer, if applicable, any guarantor, and the trustee with the consent of the holders of a majority in principal amount of the then outstanding debt securities of each series affected provided, that no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

  •
  change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

  •
  reduce the principal amount of, or any premium or interest, on any debt security;

  •
  reduce the amount of principal of an original issue discount security payable upon acceleration of the maturity thereof;

  •
  adversely affect any right of repayment at the option of the holder of any security, or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation of the holder or modify the payment terms of any sinking fund or similar obligation;

  •
  impair the right to commence suit for the enforcement of any payment on or after the stated maturity thereof with respect to any debt security; or

  •
  reduce the percentage in principal amount of outstanding debt securities of any series, the consent of the holders of which is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults.

        Without the consent of any holder of outstanding debt securities, the applicable issuer, any guarantor, and the trustee may amend or supplement the indentures and each series of debt securities to evidence the succession of another corporation to the applicable issuer or a guarantor and the assumption of such successor to the obligations thereof, to establish the form or terms of any series of debt securities, to cure any ambiguity or inconsistency or to provide for debt securities in bearer form in addition to or in place of registered debt securities or to make any other provisions that do not adversely affect the rights of any holder of outstanding debt securities, including adding guarantees.

        The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of (or premium, if any) or interest on any debt security of that series or in respect of a provision which under such indenture cannot be modified or amended without the consent of the holder of each outstanding debt security of that series.

Satisfaction and Discharge of Indenture; Defeasance

        The applicable indenture with respect to the debt securities of any series may be discharged, subject to the terms and conditions as specified in the applicable prospectus supplement when:

  •
  all debt securities, with all debt securities, with the exceptions provided for in the applicable indenture, of that series have been delivered to the applicable Trustee for cancellation;

  •
  all debt securities of that series not theretofore delivered to the applicable Trustee for cancellation:

  •
  have become due and payable;

  •
  will become due and payable at their stated maturity within one year; or

  •
  are to be called for redemption within one year; or

  •
  certain events or conditions occur as specified in the applicable prospectus supplement.

        Unless otherwise specified in the prospectus supplement, the applicable issuer can terminate all of its obligations under the indenture with respect to the debt securities of any series, other than the obligation to pay interest on, premium, if any, and the principal of the debt securities of such series and certain other obligations, known as "covenant defeasance", at any time by:

  •
  depositing money or U.S. government obligations with the trustee in an amount sufficient to pay the principal of and interest on the debt securities of such series to their maturity; and

  •
  complying with certain other conditions, including delivery to the trustee of an opinion of counsel to the effect that holders of debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance.

        In addition, unless otherwise specified in the prospectus supplement, the applicable issuer can terminate all of its obligations under the indenture with respect to the debt securities of any series, including the obligation to pay interest on, premium, if any, and the principal of the debt securities of such series, known as "legal defeasance", at any time by:

  •
  depositing money or U.S. government obligations with the trustee in an amount sufficient to pay the principal of and interest on the debt securities of such series to their maturity, and

  •
  complying with certain other conditions, including delivery to the trustee of an opinion of counsel stating that there has been a change in the federal tax law since the date of the indenture to the effect that holders of debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or the delivery to the trustee of a ruling or other formal statement or action by the Internal Revenue Service to the same effect.

Guarantees

        Unless otherwise set forth in the applicable prospectus supplement, the Holdings debt securities will not be guaranteed. Payment of the principal of, premium, if any, and interest on the Trinity debt securities will be fully and unconditionally guaranteed, jointly and severally, by Willis Group Holdings Limited, TA I Limited, TA II Limited and TA III Limited, which collectively comprise all of its direct and indirect parent entities. Payment of the principal of, premium, if any, and interest on the Willis North America debt securities will be fully and unconditionally guaranteed, jointly and severally, by Willis Group Holdings Limited, TA I Limited, TA II Limited, TA III Limited, Trinity Acquisition Limited, TA IV Limited, Willis Group Limited and Willis Partners, which collectively comprise all of its direct and indirect parent entities. The guarantees will be made on a senior, senior subordinated or subordinated basis corresponding to the relative ranking of the underlying debt securities.

        The obligations of each guarantor under its guarantee will be limited so as not to constitute a fraudulent conveyance under applicable U.S. Federal or state laws. Each guarantor that makes a payment or distribution under its guarantee will be entitled to a contribution from any other guarantor in a pro rata amount based on the net assets of each guarantor determined in accordance with generally accepted accounting principles.

        A guarantee issued by any guarantor will be automatically and unconditionally released and discharged upon any sale, exchange or transfer to any person not an affiliate of Willis Group Holdings Limited of all of Willis Group Holdings Limited's capital stock in, or all or substantially all the assets of, such guarantor.

Trustees

        JPMorgan Chase Bank is the trustee under the senior indentures. The Bank of New York is the trustee under the senior subordinated indentures. Citibank, N.A. is the trustee under the subordinated indentures. The trustees may perform certain services for and transact other banking business with Willis Group Holdings Limited, Trinity Acquisition Limited, Willis North America Inc. or, if applicable, any guarantor from time to time in the ordinary course of business.

Bermuda Monetary Authority Approval

        The approval of the Bermuda Monetary Authority will be required prior to any issuance or transfer of any debt security of Willis Group Holdings Limited or for the conversion of any debt securities into common stock of Willis Group Holdings Limited.

DESCRIPTION OF CAPITAL STOCK

        The following summary is a description of the material terms of the capital stock of Willis Group Holdings Limited. Our memorandum of association and bye-laws are filed as exhibits to the registration statement of which this prospectus is a part.

General

        We were incorporated as an exempted company under The Companies Act 1981 of Bermuda, as amended. Accordingly, the rights of our shareholders are governed by Bermuda law and our memorandum of association and bye-laws.

        Our authorized capital consists of 4,000 million shares of common stock and 1,000 million shares of preferred stock. As of March 20, 2003, our issued and outstanding share capital consisted of 151,394,898 shares of common stock. Under the consent of the Bermuda Monetary Authority, persons who are not residents of Bermuda may freely hold, vote and transfer the shares that we are offering in this prospectus.

Common Stock

        Our current authorized but unissued shares are at the disposal of our board of directors, who may issue, grant options over or otherwise dispose of those shares to any persons and on any terms they deem appropriate, provided the issuance does not violate Bermuda law or our bye-laws and we obtain Bermuda Monetary Authority approval in applicable circumstances.

  Voting Rights and Shareholders' Meetings

        Holders of our common stock are entitled to one vote per share held of record on all matters submitted to a vote of shareholders. Unless required by Bermuda law or our bye-laws, voting at general meetings is decided by a simple majority of the votes cast at a meeting at which a quorum is present. Under our bye-laws, shareholders representing at least 50% of the issued and outstanding shares of common stock present in person or by proxy and entitled to vote constitute a quorum. Under our bye-laws, the vote of 75% of the outstanding shares entitled to vote and the approval of a majority of the board is required to amend bye-laws regarding appointment and removal of directors, remuneration, powers and duties of the board, indemnification of directors and officers, director's interests and the procedures for amending bye-laws. Any share entitled to vote may be voted by written proxy and proxies may be valid for all general meetings. There are no limitations under Bermuda law on the voting rights of non-resident or foreign shareholders.

        Under Bermuda law, a company is required to convene at least one general shareholders' meeting per calendar year. Under Bermuda law and our bye-laws, general meetings of shareholders may either be annual or special. Under Bermuda law, special general meetings must be called upon the request of shareholders holding not less than 10% of the paid up capital of the company carrying the right to vote at general meetings. Directors may also convene special general meetings as they deem necessary.

        Bermuda law requires that shareholders be given at least five days' advance notice of a general meeting, although the accidental omission of notice to any person does not invalidate the proceedings at a meeting. Under our bye-laws, notice of annual general meetings must be made in writing at least 21 days before the meeting and notice of special general meetings must be made in writing at least seven days before the meeting.

  Election or Removal of Directors

        Under Bermuda law and our bye-laws, directors are elected at the annual general meeting or to serve until their successors are elected or appointed, unless they are earlier removed or resign.

        The election of our directors is determined by a simple majority of votes cast, except as otherwise required by law. Our shareholders do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all directors.

        Under Bermuda law and our bye-laws, a director may be removed at a special general meeting of shareholders specifically called for that purpose, provided that the director was served with at least 14 days' notice. The director has a right to be heard at the meeting. Any vacancy created by the removal of a director at a special general meeting may be filled at that meeting by the election of another director in his or her place or, in the absence of any election, by the board of directors.

  Duties of Directors and Officers

        Under the Companies Act 1981, the duties of directors and officers are to act honestly and in good faith with a view to the best interests of the company and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Every director and officer of the company is also required to comply with the provisions of the Companies Act 1981, all related regulations and the Company's bye-laws. In addition, the directors are subject to common law fiduciary duties. These duties include the duty to act bona fide in the best interests of the company, and not for any collateral purpose.

        Under Bermuda law, the directors' duties are owed to the company itself, not to its shareholders or members, creditors, or any class of either shareholders, members or creditors. In discharging his or her duties, a director is required to exercise the care and skill which may be reasonably expected of a person with the director's skills and experience.

        Bermuda law renders void any provision in the bye-laws or in any contract between a company and any director exempting him or her from or indemnifying him or her against any liability in respect of any fraud or dishonesty of which he or she may be guilty in relation to the company. In addition, the Companies Act 1981 provides that where a director, officer or auditor of a company is found liable to any person for damages arising out of the performance of any function of his or her duties, he will only be held jointly and severally liable if it is proved that he or she knowingly engaged in fraud or dishonesty. In any other case, the court will determine the percentage of responsibility of all parties it determines has contributed to the loss or liability of the plaintiff, and the liability of any one director, officer or auditor shall be equal to the total loss suffered by the plaintiff multiplied by the director's, officer's or auditor's percentage of responsibility as determined by the court.

  Dividend Rights

        Dividends are payable only when declared by the board of directors. Bermuda law prohibits a company from declaring a dividend or making a distribution out of contributed surplus if there are reasonable grounds for believing that the company is, or would after payment, be unable to pay its liabilities as they become due, or the realizable value of the company's assets would thereby be less than the aggregate of its liabilities and its issued share capital and share premium accounts. All dividends unclaimed for a period of six years after having been declared will be forfeited and revert to us. Except as noted in this paragraph, there are no limitations under Bermuda law on the rights of non-resident or foreign shareholders to receive dividends.

  Rights In Liquidation

        In the event of our liquidation, after payment of all debts and liabilities, we will distribute our remaining assets to our shareholders in proportion to their ownership of outstanding shares, subject to the preferential rights accorded to any series of preferred stock.

  Pre-Emptive Rights

        Generally, holders of our common stock have no pre-emptive rights. In limited circumstances not involving a public offering, pursuant to our shareholder rights agreement, members of the consortium are entitled to pre-emptive rights.

  Changes In Capital

        We may from time to time by shareholder resolution passed by a simple majority:

  •
  increase our share capital to be divided into shares in the amount that the resolution prescribes;

  •
  divide our shares into several classes with different rights;

  •
  consolidate and divide any or all of our share capital into shares of a larger amount than our existing shares;

  •
  sub-divide any of our shares into shares of a smaller amount than that fixed by our memorandum of association, as long as the proportion between the amount paid and the amount, if any, unpaid on each reduced share be the same as on the share from which the reduced share is derived;

  •
  cancel shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person, and diminish the amount of our share capital by the amount of the cancelled shares;

  •
  change the currency denomination of our share capital; and

  •
  authorize the reduction of issued share capital or any share premium.

  Transfer Of Shares

        Transfer of shares must be in writing. The instruments of transfer of a share may be in any form which our board of directors approves.

  Modification Of Rights

        Our bye-laws provide that, subject to Bermuda law, the rights attached to any class of shares of common stock may be modified by a resolution passed at a separate general meeting of the holders representing at least a majority of the votes cast of that class. For purposes of this meeting, one or more shareholders present in person or by proxy representing at least a majority of the issued and outstanding shares of that class and entitled to vote will be a quorum.

  Borrowing Power

        Neither Bermuda law nor our bye-laws will restrict in any way our power to borrow and raise funds. The decision to borrow funds is passed by or under direction of our board of directors, no shareholders' resolution being required.

Preferred Stock

        Authorized shares of our preferred stock may be issued at the discretion of our board of directors without any further action by the shareholders, except as required by applicable law or regulation. Our board of directors is authorized, from time to time, to divide the preferred stock into classes or series, to designate each class or series and to determine for each class or series its respective rights and preferences, including, without limitation, any of the following:

  •
  the rate of dividends and whether dividends will be cumulative or have a preference over the common stock in right of payment;

  •
  the terms and conditions upon which shares may be redeemed and the redemption price;

  •
  sinking fund provisions for the redemption of shares;

  •
  the amount payable in respect of each share upon a voluntary or involuntary liquidation of us;

  •
  the terms and conditions upon which shares may be converted into other securities of ours, including common stock;

  •
  limitations and restrictions on payment of dividends or other distributions on, or redemptions of, other classes of our capital stock junior that that series, including the common stock;

  •
  conditions and restrictions on the incurrence of certain indebtedness or issuance of other senior classes of capital stock;

  •
  the terms on which shares may be redeemed, if any; and

  •
  voting rights.

        Any series or class of preferred stock could, as determined by our board of directors at the time of issuance, rank senior to our common stock with respect to dividends, voting rights, redemption and liquidation rights. The preferred stock authorized is of the type commonly known as blank-check preferred stock.

        The prospectus supplement relating to the new series will specify whether the series of preferred stock will be issued separately, as part of warrant units or upon exercise of warrants.

  Ranking

        Each new series of preferred stock will rank equally with each other series of preferred stock and prior to our common stock regarding the distribution of dividends or disposition of other assets, unless otherwise specified in the applicable prospectus supplement.

  Dividends

        Holders of each new series of preferred stock will be entitled to receive cash dividends, if declared by the board of directors out of funds legally available for cash dividends. For each series, we will specify in the applicable prospectus supplement:

  •
  the dividend rates;

  •
  whether the rates will be fixed or variable or both;

  •
  the dates of distribution of the cash dividends; and

  •
  whether the dividends on any series of preferred stock will be cumulative or non-cumulative.

        We will pay dividends to holders of record of preferred stock as they appear on our records, on the record dates fixed by the board of directors.

        We cannot declare or pay full dividends on funds set apart for the payment of dividends on any series of preferred stock unless dividends have been paid or set apart for payment on a proportionate basis with other equity securities which rank equally with the preferred stock regarding the distribution of dividends. If we do not pay full dividends on all equity securities which rank equally, then each series of preferred stock will share dividends in proportion with our other equity securities that rank equally with that series.

  Conversion and Exchange

        The prospectus supplement for any new series of preferred stock will state the terms and other provisions, if any, on which shares of the new series of preferred stock are convertible into shares of our common stock or exchangeable for securities of a third party.

  Redemption

        We will specify in the prospectus supplement applicable to each new series of preferred stock:

  •
  whether it will be redeemable at any time, in whole or in part, at our option or the holder of the preferred stock;

  •
  whether it will be subject to mandatory redemption pursuant to a sinking fund or on other terms; and

  •
  the redemption prices.

        In the event that preferred stock is partially redeemed, the shares to be redeemed will be determined by lot, on a proportionate basis or any other method determined to be equitable by the board of directors.

        Dividends will cease to accrue on shares of preferred stock called for redemption, and all rights of holders of redeemed shares will terminate, on and after a redemption date, except for the right to receive the redemption price, unless we default in the payment of the redemption price.

  Liquidation Preference

        Upon the voluntary or involuntary liquidation, dissolution or winding up of Willis Group Holdings Limited, holders of each series of preferred stock will be entitled to receive:

  •
  distributions upon liquidation in the amount set forth in the applicable prospectus supplement; plus

  •
  any accrued and unpaid dividends.

These payments will be made to holders of preferred stock out of our assets available for distribution to shareholders before any distribution is made on any securities ranking junior to the preferred stock regarding liquidation rights.

        In the event that holders of preferred stock are not paid in full upon a liquidation, dissolution or winding up of Willis Group Holdings Limited, then these holders will share, on a proportionate basis, any future distribution of our assets with holders of our other securities that rank equally with them.

        After payment of the full amount of the liquidation preference to which they are entitled, the holders of each series of preferred stock will not be entitled to any further participation in any distribution of our assets.

  Voting Rights

        The holders of shares of preferred stock will have no voting rights except as indicated in the certificate of designations relating to the series, the applicable prospectus supplement or as required by applicable law.

  Transfer Agent and Registrar

        We will specify each of the transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each new series of preferred stock in the applicable prospectus supplement.

  Reservation of Common Stock

        We will reserve the full number of shares of our common stock issuable on conversion of the preferred stock out of the total of our authorized but unissued shares of common stock to permit the conversion of the preferred stock into shares of common stock.

Other Matters

        Access to books and records and dissemination of information.    Members of the general public have the right to inspect the public documents of a company available at the office of the Registrar of Companies in Bermuda. These documents include the company's certificate of incorporation, its memorandum of association, including its objects and powers, and any alteration to the company's memorandum of association.

        The shareholders have the additional right to inspect the bye-laws of the company, minutes of general meetings and the company's audited financial statements, which must be presented at the annual general meeting. The register of shareholders of a company is also open to inspection by shareholders without charge and to members of the general public on the payment of a fee. A company is required to maintain its share register in Bermuda but may, subject to the provisions of the Companies Act 1981, establish a branch register outside Bermuda.

        A company is required to keep at its registered office a register of its directors and officers which is open for inspection for not less than two hours in each day by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.

        Amendment of memorandum of association and bye-laws.    Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders of which due notice has been given. In certain circumstances, an amendment to the memorandum of association also requires the approval of the Bermuda Minister of Finance, who may grant or withhold approval at his discretion. However, such approval of the Bermuda Minister of Finance is not required for an amendment which alters or reduces a company's share capital as provided in the Companies Act 1981. Except as set forth therein, the bye-laws may be amended by a resolution passed by a majority of votes cast at a general meeting.

        Under Bermuda law, the holders of an aggregate of no less than 20% in par value of a company's issued share capital have the right to apply to the Bermuda Court for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting. This does not apply to an amendment which alters or reduces a company's share capital as provided in the Companies Act 1981. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda Court. An application for amendment of the memorandum of association must be made within 21 days after the date on which the resolution altering the company's memorandum is passed. Such application may be made on behalf of the persons entitled to make the application by one or more of their number as they may appoint in writing for the purpose. No such application may be made by persons voting in favor of the amendment.

        Appraisal rights and shareholder suits.    Under Bermuda law, in the event of an amalgamation of two Bermuda companies, a shareholder who did not vote in favor of the amalgamation and is not satisfied that fair value has been paid for his shares may apply to the Bermuda Court to appraise the fair value of his shares. The amalgamation of a company with another company requires the amalgamation agreement to be approved by:

  •
  a meeting of the holders of shares of the amalgamating company;

  •
  a meeting of the holders of each class of such shares; and

  •
  in certain circumstances, the consent of the Bermuda Minister of Finance (who may grant or withhold consent at his discretion).

        Class actions and derivative actions are generally not available to shareholders under Bermuda law. The Bermuda courts, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong done to the company where the act complained of:

  •
  is alleged to be beyond the corporate power of the company;

  •
  is illegal; or

  •
  would result in the violation of the company's memorandum of association or bye-laws.

        Furthermore, consideration would be given by the Bermuda courts to acts that are alleged to constitute a fraud against the minority shareholders or, for instance, where an act requires the approval of a greater percentage of the company's shareholders than those who actually approved it.

        When the affairs of a company are being conducted in a manner oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the Bermuda courts for an order regulating the company's conduct of affairs in the future or ordering the purchase of the shares of any shareholder by other shareholders or by the company.

        Bermuda Monetary Authority consent will be required for the issuance and or transfer of any preferred stock and for any common stock that does not currently benefit from the existing Bermuda Monetary Authority permission.

DESCRIPTION OF WARRANTS

        We may issue warrants to purchase shares of common stock or preferred stock or debt securities of Willis Group Holdings Limited. We may issue warrants independently of, or together with, any other securities, including as part of a warrant unit, and warrants may be attached to or separate from those securities.

        Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with a series of warrants and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The following describes the general terms and provisions of the warrants offered by this prospectus. The applicable prospectus supplement will describe any other terms of the warrant and the applicable warrant agreement.

        The applicable prospectus supplement will describe the terms of any warrants, including the following:

  •
  the title and aggregate number of the warrants;

  •
  any offering price of the warrants;

  •
  the designation and terms of any securities that are purchasable upon exercise of the warrants;

  •
  the number of shares or aggregate principal amount of the securities purchasable upon exercise of a warrant and the price of such securities;

  •
  if applicable, the designation and terms of the securities with which the warrants are issued and the number of the warrants issued with each security;

  •
  if applicable, the date from and after which the warrants and any securities issued with them will be separately transferable;

  •
  the time or period when the warrants are exercisable and the final date on which the warrants may be exercised and terms regarding any right of Willis Group Holdings Limited to accelerate this final date;

  •
  if applicable, the minimum or maximum amount of the warrants exercisable at any one time;

  •
  any currency or currency units in which the offering price and the exercise price are payable;

  •
  any applicable anti-dilution provisions of the warrants;

  •
  any applicable redemption or call provisions; and

  •
  any additional terms of the warrants not inconsistent with the provisions of the warrant agreement.

        The applicable prospectus supplement will describe the specific terms and other provisions of any warrant units.

        Bermuda Monetary Authority approval will be required for the issuance of any warrants to purchase shares of common or preferred stock or other debt securities.

DESCRIPTION OF STOCK PURCHASE CONTRACTS, STOCK PURCHASE UNITS AND PREPAID STOCK PURCHASE CONTRACTS

        Willis Group Holdings Limited may issue stock purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of common stock of Willis Group Holdings Limited at a future date or dates. The price per share of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of stock purchase units, consisting of a stock purchase contract and debt securities or debt obligations of third parties, including U.S. Treasury securities, securing the holders' obligations to purchase the common stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice-versa. These payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts upon release to a holder of any collateral securing each holder's obligation under the original stock purchase contract.

        The prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units, and, if applicable, prepaid stock purchase contracts.

BOOK ENTRY PROCEDURES AND SETTLEMENT

        Most offered securities will be book-entry (global) securities. Upon issuance, all book-entry securities will be represented by one or more fully registered global securities, without coupons. Each global security will be deposited with, or on behalf of, The Depository Trust Company, ("DTC"), a securities depository, and will be registered in the name of DTC or a nominee of DTC. DTC will thus be the only registered holder of these securities.

        Purchasers of securities may only hold interests in book-entry securities through DTC if they are participants in the DTC system. Purchasers may also hold interests through a securities intermediary—banks, brokerage houses and other institutions that maintain securities accounts for customers that have an account with DTC or its nominee. DTC will maintain accounts showing the security holdings of its participants, and these participants will in turn maintain accounts showing the security holdings of their customers. Some of these customers may themselves be securities intermediaries holding securities for their customers. Thus, each beneficial owner of a book-entry security will hold that security indirectly through a hierarchy of intermediaries, with DTC at the "top" and the beneficial owner's own securities intermediary at the "bottom."

        The securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner's securities intermediary. The actual purchaser of the securities will generally not be entitled to have the securities represented by the global securities registered in its name and will not be considered the owner under the declaration. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder's ownership of securities. The book-entry system for holding securities eliminates the need for physical movement of certificates and is the system through which most publicly traded common stock is held in the United States. However, the laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to transfer book-entry securities.

        A beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive (paper) securities only if:

  •
  DTC is unwilling or unable to continue as depositary for such global security and we do not appoint a qualified replacement for DTC within 90 days;

  •
  We in our sole discretion decide to allow some or all book-entry securities to be exchangeable for definitive securities in registered form; or

  •
  In the case of debt securities, an event of default has occurred and is continuing with respect to such book-entry debt securities, then, in exchange for any such securities, we deliver new debt securities of that series in definitive registered form in the same aggregate principal amount as the global debt securities being exchanged.

        Unless we indicate otherwise, any global security that is exchangeable will be exchangeable in whole for definitive securities in registered form, with the same terms and of an equal aggregate principal amount. Definitive securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions that it receives from its participants.

        In this prospectus, for book-entry securities, references to actions taken by security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to security holders will mean payments and notices of redemption to DTC as the registered holder of the securities for distribution to participants in accordance with DTC's procedures.

        DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York

Uniform Commercial Code and a "clearing agency" registered under section 17A of the Securities Exchange Act of 1934. The rules applicable to DTC and its participants are on file with the SEC.

        We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interest in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Clearstream and Euroclear

        Links have been established among DTC, Clearstream Banking, societe anonyme, Luxembourg ("Clearstream Banking SA") and Euroclear (two international clearing systems that perform functions similar to those that DTC performs in the U.S.), to facilitate the initial issuance of book-entry securities and cross-market transfers of book-entry securities associated with secondary market trading.

        Although DTC, Clearstream Banking SA and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform such procedures, and the procedures may be modified or discontinued at any time.

        Clearstream Banking SA and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the aggregate ownership of each of the U.S. agents of Clearstream Banking SA and Euroclear, as participants in DTC.

        When book-entry securities are to be transferred from the account of a DTC participant to the account of a Clearstream Banking SA participant or a Euroclear participant, the purchaser must send instructions to Clearstream Banking SA or Euroclear through a participant at least one business day prior to settlement. Clearstream Banking SA or Euroclear, as the case may be, will instruct its U.S. agent to receive book-entry securities against payment. After settlement, Clearstream Banking SA or Euroclear will credit its participant's account. Credit for the book-entry securities will appear on the next day (European time).

        Because settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry securities to the relevant U.S. agent acting for the benefit of Clearstream Banking SA or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant, a cross market transaction will settle no differently than a trade between two DTC participants.

        When a Clearstream Banking SA or Euroclear participant wishes to transfer book-entry securities to a DTC participant, the seller must send instructions to Clearstream Banking SA or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream Banking SA or Euroclear will instruct its U.S. agent to transfer the book-entry securities against payment. The payment will then be reflected in the account of the Clearstream Banking SA or Euroclear participant the following day, with the proceeds back-valued to the value date (which would be the preceding day, when settlement occurs in New York). If settlement is not completed on the intended value date (i.e., the trade fails), proceeds credited to the Clearstream Banking SA or Euroclear participant's account would instead be valued as of the actual settlement date.

SELLING SHAREHOLDERS

        20,000,000 of the shares of common stock of Willis Group Holdings Limited being offered pursuant to this prospectus may be offered by certain selling shareholders.

        The following presents information with respect to the beneficial ownership of our shares and the number of shares that may be sold hereunder as of March 20, 2003, by each potential selling shareholder. The actual amount, if any, of common stock to be offered by each selling shareholder and the amount and percentage of common stock to be owned by such selling shareholder following such offering will be disclosed in the applicable prospectus supplement.

        Unless otherwise indicated, the address of each person named in the table below is Ten Trinity Square, London EC3P 3AX, England. The amounts and percentages of our shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of that security, or investment power, which includes the power to dispose of or to direct the disposition of that security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which that person has no economic interest. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of the date of this offering are deemed issued and outstanding. These shares, however, are not deemed outstanding for purposes of computing percentage beneficial ownership of any other person. The percentage of our share capital before and after this offering is based on 151,394,898 shares of common stock outstanding on March 20, 2003.

				Number of Shares Beneficially Owned After the Sale of Maximum Number of Shares
	Shares Beneficially Owned		Maximum Number of Shares to be Sold Hereunder
Name and Address of Beneficial Owner
	Number	%		Number	%
KKR 1996 Overseas, Limited(1)	59,069,037	39.02%	19,870,769	39,198,268	25.89%
Henry R. Kravis(1)	59,069,037	39.02%	19,870,769	39,198,268	25.89%
George R. Roberts(1)	59,069,037	39.02%	19,870,769	39,198,268	25.89%
Perry Golkin(1)	59,103,037	39.04%	19,870,769	39,232,268	25.91%
Todd A. Fisher(1)	59,077,037	39.02%	19,870,769	39,206,268	25.90%
Scott C. Nuttall(1)	59,072,037	39.02%	19,870,769	39,201,268	25.89%
James R. Fisher(2)	461,232	*	145,571	315,661	*
Fisher Capital Corp. L.L.C.(2)	384,160	*	129,231	254,929	*

*
Less than 1%.

(1)
Shares shown as beneficially owned by KKR 1996 Overseas, Limited are owned of record by Profit Sharing (Overseas), Limited Partnership. KKR 1996 Overseas, Limited is the general partner of KKR Associates II (1996), Limited Partnership, which is the general partner of KKR 1996 Fund (Overseas), Limited Partnership, which is the general partner of Profit Sharing (Overseas), Limited Partnership, which owns approximately 39.02% of our issued and outstanding shares prior to this offering. Messrs. Henry R. Kravis, George R. Roberts, Paul E. Raether, Michael W. Michelson, James H. Greene, Jr., Edward A. Gilhuly, Perry Golkin, Scott M. Stuart, Todd A. Fisher, Johannes P. Huth, Alex Navab, Jr. and Neil A. Richardson, as members of KKR 1996 Overseas,

  Limited, may be deemed to share beneficial ownership of any shares beneficially owned by KKR 1996 Overseas, Limited but disclaim such beneficial ownership. Scott C. Nuttall is a director and an executive of Kohlberg Kravis Roberts & Co. L.P. Mr. Nuttall is also a limited partner of KKR Associates II (1996), Limited Partnership. Mr. Nuttall disclaims beneficial ownership of any of our shares beneficially owned by Kohlberg Kravis Roberts & Co. L.P. and KKR Associates II (1996), Limited Partnership. The amounts owned by Messrs. Golkin, Fisher and Nuttall include 34,000, 8,000 and 3,000 shares respectively. The address of KKR 1996 Overseas, Limited is Ugland House, P.O. Box 309, George Town, Grand Cayman, Cayman Islands, B.W.I., and the address of each individual listed above is c/o Kohlberg Kravis Roberts & Co., L.P., 9 West 57th Street, New York, New York 10019.

(2)
James R. Fisher owns 28,500 shares of our stock. Fisher Capital Corp. L.L.C., is the beneficial owner of exercisable options to purchase 384,160 shares of our stock. Mr. Fisher, as the managing member and majority owner of Fisher Capital Corp. L.L.C., may be deemed to share ownership of any shares beneficially owned by Fisher Capital Corp. L.L.C. but disclaims such beneficial ownership. James R. Fisher has an interest in 48,572 of our shares as an investor through KKR Partners (International) Limited Partnership. Mr. Fisher may be deemed to share beneficial ownership of any shares beneficially owned by KKR Partners (International) Limited Partnership but disclaims such beneficial ownership. The address of Mr. Fisher and Fisher Capital Corp. L.L.C is 8 Clarke Drive, Cranbury, New Jersey 08512.

        The approval of the Bermuda Monetary Authority will be required for the transfer of any common stock that does not currently benefit from existing Bermuda Monetary Authority permission.

PLAN OF DISTRIBUTION

        We may sell the debt securities, the preferred stock, the common stock, the warrants, the warrant units, the stock purchase contracts, the stock purchase units and the prepaid stock purchase contracts in any of the following ways:

  •
  to or through underwriters;

  •
  through dealers or agents;

  •
  directly to a limited number of institutional purchasers or to a single purchaser; or

  •
  through a combination of any of these methods of sale.

        The prospectus supplement for the securities we or the selling shareholders sell will describe that offering, including:

  •
  the name or names of any underwriters, dealers or agents;

  •
  the purchase price and the proceeds to us or the selling shareholders from that sale;

  •
  any underwriting discounts, commissions or agents' fees and other items constituting underwriters' or agents' compensation;

  •
  any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchanges on which the securities may be listed.

Underwriters

        If underwriters are used in the sale, we and the selling shareholders, as applicable, will execute an underwriting agreement with those underwriters relating to the securities that we or the selling shareholders will offer. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase these securities will be subject to conditions. The underwriters will be obligated to purchase all of these securities if any are purchased.

        The securities subject to the underwriting agreement will be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these securities for whom they may act as agent. Underwriters may sell these securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        We also may sell the securities in connection with a remarketing upon their purchase, in connection with a redemption or repayment, by a remarketing firm acting as principal for its own account or as our agent. Remarketing firms may be deemed to be underwriters in connection with the securities that they remarket.

        We may authorize underwriters to solicit offers by institutions to purchase the securities subject to the underwriting agreement from us at the public offering price stated in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. If we sell securities pursuant to these delayed delivery contracts, the prospectus supplement will state that as well as the conditions to which these delayed delivery contracts will be subject and the commissions payable for that solicitation.

        The applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the debt securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

Dealers and Agents

        If dealers are utilized in the sale of offered securities, we will sell such offered securities to the dealers as principals. The dealers may then resell such offered securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement.

        We may also sell any of the securities through agents designated by us from time to time. We will name any agent involved in the offer or sale of these securities and will list commissions payable by us to these agents in the prospectus supplement. These agents will be acting on a best efforts basis to solicit purchases for the period of its appointment, unless we state otherwise in the prospectus supplement. Any such dealer or agent may be deemed an underwriter as that term is defined in the Securities Act of 1933, as amended.

Direct Sales

        We or the selling shareholders may sell any of the securities directly to purchasers. In this case, we will not engage underwriters or agents in the offer and sale of these securities.

Indemnification

        We and the selling shareholders may indemnify underwriters, dealers or agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act of 1933 and agree to contribute to payments which these underwriters, dealers or agents may be required to make.

No Assurance of Liquidity

        The securities offered hereby may be a new issue of securities with no established trading market. Any underwriters that purchase securities from us may make a market in these securities. The underwriters will not be obligated, however, to make such a market and may discontinue market-making at any time without notice to holders of the securities. We cannot assure you that there will be liquidity in the trading market for any securities of any series.

EXPERTS

        The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2002 have been audited by Deloitte & Touche, independent auditors, as stated in their reports, which are incorporated herein by reference (which reports express an unqualified opinion and include an explanatory paragraph relating to our adoption of Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets"), and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

        Appleby Spurling & Kempe, Bermuda, will pass upon the matters of Bermuda law. William P. Bowden, Jr. will pass upon matters of New York law. As of March 20, 2003, Mr. Bowden owned 20,090 shares of common stock of Willis Group Holdings Limited. Any underwriters, dealers or agents may be advised about other issues relating to any offering by their own legal counsel.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses Of Issuance And Distribution

        The following is an itemization of all fees and expenses incurred or expected to be incurred by the registrants in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All but the SEC registration fee are estimates and remain subject to future contingencies.

SEC registration fee	$86,579
Legal fees and expenses	250,000
Accounting fees and expenses	200,000
Trustees' fees and expenses	50,000
Printing and engraving fees	40,000
Blue Sky fees and expenses	15,000
Miscellaneous expenses	58,421

Total	$700,000

Item 15.    Indemnification Of Directors And Officers

        The Bye-laws of the Registrant provide for indemnification of the Registrant's officers and directors against all liabilities, loss, damage or expense incurred or suffered by such party as an officer or director of the Registrant; provided that such indemnification shall not extend to any matter which would render it void pursuant to the Companies Act 1981 as in effect from time to time in Bermuda.

        The Companies Act provides that a Bermuda company may indemnify its directors in respect of any loss arising or liability attaching to them as a result of any negligence, default, breach of duty or breach of trust of which they may be guilty. However, the Companies Act also provides that any provision, whether contained in the company's bye-laws or in a contract or arrangement between the company and the director, indemnifying a director against any liability which would attach to him in respect of his fraud or dishonesty will be void.

        The directors and officers of the Registrant are covered by directors' and officers' insurance policies maintained by the Registrant.

        Under the Amended and Restated Limited Partnership Agreement of Profit Sharing (Overseas), Limited Partnership, directors of the Registrant who are officers, directors, employees, partners, shareholders, members or agents of KKR 1996 Fund (Overseas), Limited Partnership or its affiliates are indemnified by Profit Sharing (Overseas), Limited Partnership to the fullest extent permitted by law from and against all liabilities, loss, damage or expense relating to the performance as a director of the Registrant during the period of time in which Profit Sharing (Overseas), Limited Partnership holds an interest in the Registrant; provided that such indemnification shall not cover acts not made in good faith and not in the best interest of Profit Sharing (Overseas), Limited Partnership or constitute malfeasance.

Item 16.    Exhibits

        The following exhibits are filed as part of this registration statement:

Exhibit No.	Description
1.1**	Form of Underwriting Agreement.
3.1	Memorandum of Association of Willis Group Holdings Limited, dated February 8, 2001, as altered by registration pursuant to the Companies Act 1981 of Bermuda on April 10, 2001 (incorporated by reference to Exhibit No. 3.1 to Registration Statement No. 333-60982)
3.2	Form of Bye-Laws of Willis Group Holdings Limited (incorporated by reference to Exhibit No. 3.2 to Registration Statement No. 333-60982)
3.3	Memorandum of Increase in the Share Capital of Willis Group Holdings Limited (incorporated by reference to Exhibit No. 3.3 to Registration Statement No. 333-60982)
3.4***	Memorandum of Association dated June 15, 1998 of TA I Limited and Articles of Association as amended by resolution dated July 16, 1999
3.5***	Memorandum of Association and Articles of Association of TA II Limited, dated June 15, 1998
3.6***	Memorandum of Association dated June 15, 1998 of TA III Limited and Articles of Association as adopted by special resolution dated November 24, 1999
3.7***	Memorandum of Association dated June 15, 1998 of Trinity Acquisition Limited and Articles of Association as adopted by special resolution dated November 24, 1999
3.8***	Memorandum of Association dated November 17, 2000 of TA IV Limited and Articles of Association as adopted by special resolution dated December 18, 2000
3.9	Memorandum of Association as amended by special resolution passed March 8, 1999 of Willis Group Limited and Articles of Association as adopted by special resolution dated November 10, 1998 (incorporated by reference to Exhibit No. 3.4 to Registration Statement No. 333-74483)
3.10	Partnership Agreement of Willis Partners (incorporated by reference to Exhibit No. 3.3 to Registration Statement No. 333-74483)
3.11	Certificate of Incorporation of Willis North America Inc., dated December 27, 1928 (incorporated by reference to Exhibit 3.1 to Registration No. 333-74483)
3.12	By-Laws of Willis North America Inc. (incorporated by reference to Exhibit 3.2 to Registration No. 333-74483)
4.1	Form of Specimen Certificate for Registrant's Common Stock (incorporated by reference to Exhibit No. 4.1 to Registration Statement No. 333-60982)
4.2	Registration Rights Agreement, dated December 18, 1998, between TA I Limited and Profit Sharing (Overseas), Limited Partnership (the "Profit Sharing Registration Rights Agreement") (incorporated by reference to Exhibit No. 4.2 to Registration Statement No. 333-60982)
4.3	Amendment No. 1 to the Profit Sharing Registration Rights Agreement (incorporated by reference to Exhibit No. 4.3 to Registration Statement No. 333-60982)
4.4	Registration Rights Agreement, dated July 21, 1998, among TA I Limited, TA II Limited, Royal & Sun Alliance Insurance Group plc, Guardian Royal Exchange plc, The Chubb Corporation, The Hartford Financial Services Group, Inc. and The Travelers Indemnity Company (the "Consortium Registration Rights Agreement") (incorporated by reference to Exhibit No. 4.4 to Registration Statement No. 333-60982)

4.5	Amendment and Assumption Agreement, dated November 12, 1998, relating to the Consortium Registration Rights Agreement (incorporated by reference to Exhibit No. 4.5 to Registration Statement No. 333-60982)
4.6	Amendment to the Carrier Agreements relating to, among other things, the Consortium Registration Rights Agreement (incorporated by reference to Exhibit No. 4.6 to Registration Statement No. 333-60982)
4.7	Management and Employee Shareholders' and Subscription Agreement, dated as of December 20, 1999, among TA I Limited, Mourant & Co. Trustees Limited, and certain management members of TA I Limited and its subsidiaries (the "Management Registration Rights Agreement") (incorporated by reference to Exhibit No. 4.7 to Registration Statement No. 333-60982)
4.8	Global Amendment to the Equity Participation Plan Agreements of TA I Limited (incorporated by reference to Exhibit No. 4.8 to Registration Statement No. 333-60982)
4.9	Indenture, dated February 2, 1999, among Willis Corroon Corporation, as issuer, Willis Corroon Partners and Willis Corroon Group Limited, as guarantors, and The Bank of New York, as trustee (incorporated by reference to Exhibit No. 4.1 to Registration Statement No. 333-74483)
4.10	Form of 9% Senior Subordinated Notes due 2009 (included as part of Exhibit No. 4.1 to Registration Statement No. 333-74483)
4.11****	Form of Senior Indenture between Willis Group Holdings Limited and JPMorgan Chase Bank, as Trustee
4.12****	Form of Senior Subordinated Indenture between Willis Group Holdings Limited and The Bank of New York, as Trustee.
4.13****	Form of Subordinated Indenture between Willis Group Holdings Limited and Citibank, N.A., as Trustee.
4.14****	Form of Senior Indenture between Trinity Acquisition Limited, Willis Group Holdings Limited, TA I Limited, TA II Limited, TA III Limited, Trinity Acquisition Limited, as guarantors, and JPMorgan Chase Bank, as Trustee
4.15****	Form of Senior Subordinated Indenture between Trinity Acquisition Limited, Willis Group Holdings Limited, TA I Limited, TA II Limited, TA III Limited, as guarantors, and The Bank of New York, as Trustee.
4.16****	Form of Subordinated Indenture between Trinity Acquisition Limited, Willis Group Holdings Limited, TA I Limited, TA II Limited, TA III Limited, as guarantors, and Citibank, N.A., as Trustee.
4.17****	Form of Senior Indenture between Willis North America Inc., Willis Group Holdings Limited, TA I Limited, TA II Limited, TA III Limited, Trinity Acquisition Limited, TA IV Limited, Willis Group Limited and Willis Partners, as guarantors, and JPMorgan Chase Bank, as Trustee
4.18****	Form of Senior Subordinated Indenture between Willis North America Inc., Willis Group Holdings Limited, TA I Limited, TA II Limited, TA III Limited, Trinity Acquisition Limited, TA IV Limited, Willis Group Limited and Willis Partners, as guarantors, and The Bank of New York, as Trustee.
4.19****	Form of Subordinated Indenture between Willis North America Inc., Willis Group Holdings Limited, TA I Limited, TA II Limited, TA III Limited, Trinity Acquisition Limited, TA IV Limited, Willis Group Limited and Willis Partners, as guarantors, and Citibank, N.A., as Trustee

4.20**	Form of Note.
4.21**	Form of Warrant Agreement.
4.22**	Form of Purchase Contract Agreement.
5.1****	Opinion of Appleby Spurling & Kempe
5.2***	Opinion of William P. Bowden, Jr.
10.1	Credit Agreement, dated as of July 22, 1998, and amended and restated as of February 19, 1999 and amended as of January 1, 2001, among Willis Corroon Corporation, as borrower, Willis Corroon Group Limited and Trinity Acquisition plc, as guarantors, the lenders thereunder and JPMorgan Chase Bank, as administrative agent and collateral agent (the "Credit Agreement") (incorporated by reference to Exhibit No. 10.2 to Registration Statement No. 333-74483)
10.2	Willis Group Holdings Limited Non-Employee Directors' Deferred Compensation Plan (incorporated by reference to Exhibit No. 4.3 to Registration Statement No. 333-63186)
10.3	The Willis Group Holdings Limited Non-Employee Directors Share Option Plan (incorporated by reference to Exhibit No. 4.4 to Registration Statement No. 333-63186)
10.4	Amended and Restated 1998 Share Purchase and Option Plan for Key Employees of Willis Group Holdings Limited (incorporated by reference to Exhibit No. 4.5 to Registration Statement No. 333-63186)
10.5	Amended and Restated Willis Award Plan for Key Employees of Willis Group Holdings Limited (incorporated by reference to Exhibit No. 4.6 to Registration Statement No. 333-63186)
10.6	Willis Group Holdings Limited 2001 Share Purchase and Option Plan (incorporated by reference to Exhibit No. 10.8 to Registration Statement No. 333-60982)
10.7	The Willis Group Holdings Limited 2001 Bonus and Stock Plan (incorporated by reference to Exhibit No. 4.8 to registration No. 333-63186)
10.8	Willis Group Holdings Limited North America 2001 Employee Stock Purchase Plan (incorporated by reference to Exhibit No. 4.3 to Registration Statement No. 333-62780)
10.9	Willis North America Inc. Financial Security Partnership Plan (incorporated by reference to Exhibit No. 4.3 to Registration Statement No. 333-67466)
10.10	Guarantee by Willis Corroon Group Limited of pension plan of Brian Johnson (incorporated by reference to Exhibit No. 10.11 to Registration Statement No. 333-74483)
10.11	Form of Willis Group Holdings Limited Zero Cost Share Option Scheme (incorporated by reference to Exhibit No. 10.12 to Registration Statement No. 333-74483)
10.12	Form of Amendment to TA I Limited Zero Cost Share Option Scheme (incorporated by reference to Exhibit No. 10.12 to Registration Statement No. 333-60982)
10.13	Agreement, dated July 23, 1997, among Assurances Generales de France IART, UAP Incendie-Accidents, Athena, Gras Savoye Euro Finance S.A., Mr. Emmanuel Gras, Mr. Patrick Lucas, Mr. Daniel Naftalski, Willis Corroon Group plc, Willis Corroon Europe B.V., and Gras Savoye & Cie, along with Amendment No. 1 thereto, dated December 11, 1997, and Addendum thereto dated July 23, 1997 (incorporated by reference to Exhibit No. 2.11 to Registration Statement No. 333-74483)

10.14	Shareholder Rights Agreement dated as of July 22, 1998 among TA I Limited, TA II Limited, Profit Sharing (Overseas), Limited Partnership, Royal & Sun Alliance Insurance Group plc, Guardian Royal Exchange plc, The Chubb Corporation, The Hartford Financial Services Group, Inc. and The Travelers Indemnity Company (incorporated by reference to Exhibit No. 10.14 to Registration Statement No. 333-60982) (amended by Exhibit 4.8 filed herewith)
10.15	Contribution and Share Subscription Agreement dated as of July 22, 1998 among TA I Limited, TA II Limited, TA III plc, Trinity Acquisition plc, KKR 1996 Fund (Overseas), Limited Partnership and Profit Sharing (Overseas), Limited Partnership (incorporated by reference to Exhibit No. 10.15 to Registration Statement No. 333-60982)
10.16	Share Subscription Agreement dated as of July 22, 1998 among TA I Limited, TA II Limited and the consortium members listed therein (incorporated by reference to Exhibit No. 10.16 to Registration Statement No. 333-60982)
10.17	Share Subscription Agreement dated as of November 12, 1998 among The Tokio Marine and Fire Insurance Co., Ltd., TA I Limited and TA II Limited (incorporated by reference to Exhibit No. 10.17 to Registration Statement No. 333-60982)
10.18	Form of Employment Agreement — Thomas Colraine (incorporated by reference to Exhibit No. 10.20 to Willis Group Holdings Limited's Annual Report on Form 10-K for the fiscal period ended December 31, 2002)
10.19	Form of Employment Agreement — Richard J. S. Bucknall (incorporated by reference to Exhibit No. 10.21 to Willis Group Holdings Limited's Annual Report on Form 10-K for the fiscal period ended December 31, 2002)
10.20	Form of Employment Agreement — John M. Pelly (incorporated by reference to Exhibit No. 10.22 to Willis Group Holdings Limited's Annual Report on Form 10-K for the fiscal period ended December 31, 2002)
10.21	Form of Employment Agreement — Mario Vitale (incorporated by reference to Exhibit No. 10.23 to Willis Group Holdings Limited's Annual Report on Form 10-K for the fiscal period ended December 31, 2002)
10.22	Form of Amended and Restated Employment Agreement dated as of March 26, 2001, between Willis Group Holdings Limited and Joseph J. Plumeri (incorporated by reference to Exhibit No. 10.9 to Registration Statement No. 333-60982)
10.23	Second Amendment to the Amended and Restated Employment Agreement between Willis Group Holdings Limited and Joseph J. Plumeri (incorporated by reference to Exhibit No. 10.25 to Willis Group Holdings Limited's Annual Report on Form 10-K for the fiscal period ended December 31, 2002)
12***	Computation of ratio of earnings to fixed charges
21.1	List of subsidiaries of Willis Group Holdings Limited (incorporated by reference to Exhibit No. 21.1 to Willis Group Holdings Limited's Annual Report on Form 10-K for the fiscal period ended December 31, 2002)
23.1****	Consent of Appleby Spurling & Kempe (included as part of Exhibit 5.1)
23.2***	Consent of William P. Bowden, Jr. (included as part of Exhibit 5.2)
23.3***	Consent of Deloitte & Touche
24.1	Power of Attorney of the Registrants (incorporated by reference to Exhibit No. 24.1 to Willis Group Holdings Limited's Annual Report on Form 10-K for the fiscal period ended December 31, 2002)
24.2	Power of Attorney of Willis Group Limited and Willis North America Inc.

25.1***	Statement of Eligibility of JPMorgan Chase Bank, as Holdings senior trustee, on Form T-1
25.2***	Statement of Eligibility of The Bank of New York, as Holdings senior subordinated trustee, on Form T-1.
25.3***	Statement of Eligibility of Citibank, N.A., as Holdings subordinated trustee, on Form T-1
25.4***	Statement of Eligibility of JPMorgan Chase Bank, as Trinity senior trustee, on Form T-1
25.5***	Statement of Eligibility of The Bank of New York, as Trinity senior subordinated trustee, on Form T-1.
25.6***	Statement of Eligibility of Citibank, N.A., as Trinity subordinated trustee, on Form T-1
25.7***	Statement of Eligibility of JPMorgan Chase Bank, as Willis North America senior trustee, on Form T-1
25.8***	Statement of Eligibility of The Bank of New York, as Willis North America senior subordinated trustee, on Form T-1.
25.9***	Statement of Eligibility of Citibank, N.A., as Willis North America subordinated trustee, on Form T-1

*
Previously filed.

**
To be filed by a Current Report on Form 8-K and incorporated herein by reference.

***
Filed herewith.

****
To be filed by amendment.

Item 17.    Undertakings

        (a)  The undersigned registrants hereby undertake:

          (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)  The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section (d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 10, 2003.

WILLIS GROUP HOLDINGS LIMITED
By:	/s/ WILLIAM P. BOWDEN, JR. Name: William P. Bowden, Jr. Title: Group General Counsel

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOSEPH J. PLUMERI Joseph J. Plumeri	Chairman, Chief Executive Officer and Director (principal executive officer)	April 10, 2003
/s/ THOMAS COLRAINE Thomas Colraine	Group Chief Financial Officer (principal financial officer and principal accounting officer)	April 10, 2003
* Henry R. Kravis	Director	April 10, 2003
* George R. Roberts	Director	April 10, 2003
* Perry Golkin	Director	April 10, 2003
* Todd A. Fisher	Director	April 10, 2003
* Scott C. Nuttall	Director	April 10, 2003

* James R. Fisher	Director	April 10, 2003
* Paul M. Hazen	Director	April 10, 2003
* Senator William Bradley	Director	April 10, 2003
* Douglas B. Roberts	Director	April 10, 2003
/s/ WILLIAM P. BOWDEN, JR. William P. Bowden, Jr.	Authorized U.S. Representative	April 10, 2003
*By:	/s/ WILLIAM P. BOWDEN, JR. William P. Bowden, Jr.	Attorney-in-fact	April 10, 2003

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 10, 2003.

TA I LIMITED
By:	/s/ WILLIAM P. BOWDEN, JR. Name: William P. Bowden, Jr. Title: Group General Counsel

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WILLIAM P. BOWDEN, JR. William P. Bowden, Jr.	Director	April 10, 2003
/s/ MICHAEL CHITTY Michael Chitty	Director	April 10, 2003
/s/ THOMAS COLRAINE Thomas Colraine	Director	April 10, 2003
/s/ WILLIAM P. BOWDEN, JR. William P. Bowden, Jr.	Authorized U.S. Representative	April 10, 2003

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 10, 2003.

TA II LIMITED
By:	/s/ WILLIAM P. BOWDEN, JR. Name: William P. Bowden, Jr. Title: Group General Counsel

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WILLIAM P. BOWDEN, JR. William P. Bowden, Jr.	Director	April 10, 2003
/s/ MICHAEL CHITTY Michael Chitty	Director	April 10, 2003
/s/ THOMAS COLTRAINE Thomas Colraine	Director	April 10, 2003
/s/ WILLIAM P. BOWDEN, JR. William P. Bowden, Jr.	Authorized U.S. Representative	April 10, 2003

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 10, 2003.

TA III LIMITED
By:	/s/ WILLIAM P. BOWDEN, JR. Name: William P. Bowden, Jr. Title: Group General Counsel

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WILLIAM P. BOWDEN, JR. William P. Bowden, Jr.	Director	April 10, 2003
/s/ MICHAEL CHITTY Michael Chitty	Director	April 10, 2003
/s/ THOMAS COLRAINE Thomas Colraine	Director	April 10, 2003
/s/ WILLIAM P. BOWDEN, JR. William P. Bowden, Jr.	Authorized U.S. Representative	April 10, 2003

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 10, 2003.

TRINITY ACQUISITION LIMITED
By:	/s/ WILLIAM P. BOWDEN, JR. Name: William P. Bowden, Jr. Title: Group General Counsel

POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WILLIAM P. BOWDEN, JR. William P. Bowden, Jr.	Director	April 10, 2003
/s/ MICHAEL CHITTY Michael Chitty	Director	April 10, 2003
/s/ THOMAS COLRAINE Thomas Colraine	Director	April 10, 2003
/s/ WILLIAM P. BOWDEN, JR. William P. Bowden, Jr.	Authorized U.S. Representative	April 10, 2003

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 10, 2003.

TA IV LIMITED
By:	/s/ WILLIAM P. BOWDEN, JR.
Name: William P. Bowden, Jr.
Title: Group General Counsel

        Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WILLIAM P. BOWDEN, JR. William P. Bowden, Jr.	Director	April 10, 2003
/s/ MICHAEL CHITTY Michael Chitty	Director	April 10, 2003
/s/ THOMAS COLRAINE Thomas Colraine	Director	April 10, 2003
/s/ WILLIAM P. BOWDEN, JR. William P. Bowden, Jr.	Authorized U.S. Representative	April 10, 2003

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 10, 2003.

WILLIS GROUP LIMITED
By:	/s/ WILLIAM P. BOWDEN, JR.
Name: William P. Bowden, Jr.
Title: Group General Counsel

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOSEPH J. PLUMERI Joseph J. Plumeri	Chairman and Chief Executive Officer and Director	April 10, 2003
* Richard J.S. Bucknall	Group Chief Operating Officer and Director	April 10, 2003
/s/ THOMAS COLRAINE Thomas Colraine	Group Chief Financial Officer and Director	April 10, 2003
* Janet Coolick	Group Chief Administrative Officer and Director	April 10, 2003
* Patrick Lucas	Executive Vice President Manager, Partner of Gras Savoye and Director	April 10, 2003
* Joseph M. McSweeny	Chairman of Willis Risks Solutions—North America and Director	April 10, 2003
* John M. Pelly	Chairman and Chief Executive Officer of Willis Faber Re; Director	April 10, 2003

/s/ WILLIAM P. BOWDEN, JR. William P. Bowden, Jr.	Authorized U.S. Representative	April 10, 2003
*By:	/s/ WILLIAM P. BOWDEN, JR.
	William P. Bowden, Jr.	Attorney-in-fact	April 10, 2003

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 10, 2003.

WILLIS PARTNERS By: Willis Group Limited, Its General Partner
By:	/s/ WILLIAM P. BOWDEN, JR. Name: William P. Bowden, Jr. Title: Group General Counsel

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ THOMAS COLRAINE	Willis Group Limited, General Partner, by a director, Thomas Colraine	April 10, 2003
/s/ MICHAEL CHITTY	Willis Faber U.K. Group Limited, General Partner, by director, Michael Chitty	April 10, 2003

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 10, 2003.

WILLIS NORTH AMERICA INC.
By:	/s/ WILLIAM P. BOWDEN, JR. Name: William P. Bowden, Jr. Title: Group General Counsel

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOSEPH J. PLUMERI Joseph J. Plumeri	Executive Chairman (principal executive officer)	April 10, 2003
* Mario Vitale	Chief Executive Officer, President and Director	April 10, 2003
* Charles D. Hamilton	Chief Financial Officer, Director and Senior Vice President (principal financial officer and principal accounting officer)	April 10, 2003
* Michael J. Sicard	Senior Vice President and Director	April 10, 2003
* Mary E. Caiazzo	Director, General Counsel, Secretary and Senior Vice President	April 10, 2003
*By:	/s/ WILLIAM P. BOWDEN, JR. William P. Bowden, Jr.	Attorney-in-fact	April 10, 2003

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TABLE OF CONTENTS
FORWARD-LOOKING STATEMENTS
BERMUDA MONETARY AUTHORITY
WHERE YOU CAN FIND MORE INFORMATION ABOUT US
SUMMARY
RISK FACTORS
THE WILLIS GROUP
RATIO OF EARNINGS TO FIXED CHARGES AND OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
USE OF PROCEEDS
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF CAPITAL STOCK
DESCRIPTION OF WARRANTS
DESCRIPTION OF STOCK PURCHASE CONTRACTS, STOCK PURCHASE UNITS AND PREPAID STOCK PURCHASE CONTRACTS
BOOK ENTRY PROCEDURES AND SETTLEMENT
SELLING SHAREHOLDERS
PLAN OF DISTRIBUTION
EXPERTS
LEGAL MATTERS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
POWER OF ATTORNEY
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES